                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                          COMPUTER ASSOCIATES INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                NOT APPLICABLE
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                NOT APPLICABLE
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                NOT APPLICABLE
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                NOT APPLICABLE
                ------------------------------------------------------------
           5)   Total fee paid:
                NOT APPLICABLE
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount previously paid:
                NOT APPLICABLE
                ------------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                NOT APPLICABLE
                ------------------------------------------------------------
           3)   Filing Party:
                NOT APPLICABLE
                ------------------------------------------------------------
           4)   Date Filed:
                NOT APPLICABLE
                ------------------------------------------------------------

[LOGO]

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of Computer Associates International, Inc.:

    The Annual Meeting of Stockholders of Computer Associates International, Inc. (the "Company") will be held on Wednesday, August 29, 2001, at 10:00 a.m. Eastern Daylight Time at the Wyndham Wind Watch Hotel, located at 1717 Motor Parkway, Islandia, New York, for the following purposes:

    1. To elect ten directors to serve for the following year and until their successors are elected. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY RANGER GOVERNANCE, LTD., CONTROLLED BY SAM WYLY (TOGETHER WITH RANGER GOVERNANCE, LTD., "WYLY"), AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN A WHITE CARD.

    2. To approve the 2001 Stock Option Plan. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

    3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2002. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board has fixed the close of business on July 5, 2001 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof. You may examine a list of the stockholders of record as of the close of business on July 5, 2001 for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at the offices of the Company, located at One Computer Associates Plaza, Islandia, NY 11749.

    THIS ANNUAL MEETING IS OF PARTICULAR IMPORTANCE TO ALL SHAREHOLDERS OF THE COMPANY IN LIGHT OF THE ATTEMPT BY WYLY AND THE WYLY SLATE TO GAIN CONTROL OF THE COMPANY'S BOARD. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE REQUESTED TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE FORM OF PROXY IN THE ENVELOPE PROVIDED, WHICH IS POSTAGE PAID IF MAILED IN THE UNITED STATES.

    THE BOARD ALSO URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY WYLY. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY WYLY, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

    If you plan to attend the annual meeting, please vote your WHITE proxy card but keep the enclosed admission ticket and bring it to the annual meeting. An admission ticket is required for entry into the annual meeting.

    If you hold your shares through a broker or other nominee and fail to bring your admission ticket, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of July 5, 2001.

    IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT EITHER ONE OF THE FIRMS ASSISTING US IN THE SOLICITATION OF PROXIES, MACKENZIE PARTNERS INC., TOLL FREE AT 1-800-322-2885, OR D.F. KING & CO., INC., TOLL FREE AT 1-800-431-9642.

                                          By Order of the Board of Directors

                                          /s/ Michael A. McElroy

                                          Michael A. McElroy
                                          SENIOR VICE PRESIDENT AND SECRETARY

Islandia, New York
July 18, 2001

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                         ONE COMPUTER ASSOCIATES PLAZA
                               ISLANDIA, NY 11749

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of the Common Stock, par value $.10 per share ("Common Stock"), of the Company in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting of Stockholders to be held on Wednesday, August 29, 2001, at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof. The purposes of the meeting and the matters expected to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. At present, the Board knows of no other business which will come before the meeting.

    The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to stockholders on or about July 19, 2001. The Company will bear the cost of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile, advertisements in periodicals and postings on the Company's website by the directors, officers, and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred.

ISSUES IN THE PROXY CONTEST

    Wyly has announced that he intends to conduct a proxy solicitation to replace your Board of Directors with a slate of his nominees (the "Wyly Slate").

    The centerpiece of the Wyly Slate's campaign to gain control of the Company's Board is apparently a plan to break Computer Associates into "four independent business groups" with four separate CEOs. Wyly claims that the adoption of this plan will improve the Company's performance but in our view offers few details about the plan. The Board of Directors believes that a breakup of Computer Associates would be harmful to shareholders. Among other things, we believe a breakup would decrease the Company's ability to offer integrated software solutions and engage in cross-selling and would increase overhead costs.

BACKGROUND AND CHRONOLOGY OF PROXY CONTEST

    On June 21, 2001, Sanjay Kumar, President and Chief Executive Officer of Computer Associates, and the members of the Company's Board of Directors, received a letter from Sam Wyly informing Mr. Kumar that Wyly intended to undertake a proxy solicitation of the stockholders of Computer Associates at the 2001 annual meeting for election of a slate of eight directors (later increased to ten directors) nominated by Wyly. That same day, Wyly publicly announced that he had initiated a proxy solicitation of the stockholders of Computer Associates to replace Computer Associates' current Board of Directors with a slate of eight nominees (later increased to ten nominees), including Sam Wyly as chairman.

    Even before the public announcement of the proxy contest, Mr. Wyly had apparently been seeking the support of Computer Associates' largest stockholder, Walter Haefner, who beneficially owns approximately 21.4% of the Company's outstanding shares. On June 1, 2001, Mr. Wyly wrote to

Mr. Haefner, soliciting his support for the Wyly Slate's attempt to gain control of the Company. In his letter, Mr. Wyly wrote "If you do not agree with me on this need for a change, I loose [sic] a lot of motivation for spending the time, energy and money." Mr. Haefner briefly replied in a letter dated June 7, 2001, stating his support for the current management of the Company. In a facsimile correspondence dated June 20, 2001, Mr. Wyly wrote again to Mr. Haefner seeking support, this time attaching a draft of an announcement of the proxy contest to be publicly released the following day. Mr. Haefner's reply, dated June 22, 2001, stated: "I have complete confidence in the existing CA management team and intend to support them fully....I simply will not act otherwise."

    On June 25, 2001, the Company filed a lawsuit against Ranger Governance, Ltd. and Mr. Wyly in the United States District Court for the Eastern District of New York. The Company's complaint alleges, among other claims, that Mr. Wyly's proxy campaign breaches a contract that Mr. Wyly entered into in connection with the sale of Sterling Software, Inc. to the Company in 2000. Pursuant to this contract, Mr. Wyly agreed that for a period of five years he would not "directly or indirectly . . . participate or engage in any activities or business developing, manufacturing, marketing or distributing any products or services offered" by Sterling Software or its successor Computer Associates. The Company's complaint alleges that by seeking election as director and chairman of the Company, Mr. Wyly violated this agreement since the Sterling lines of business are now part of Computer Associates. It further alleges that Mr. Wyly and Ranger Governance, Ltd. have violated federal proxy rules by making false and misleading statements and omissions in their proxy solicitations. On
July 9, 2001, Mr. Wyly and Ranger Governance Ltd. filed an answer denying that the non-competition agreement that Mr. Wyly entered into was breached by his actions in connection with the proxy contest and further denying that they had violated the federal proxy rules in their proxy solicitations.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the meeting and a postpaid return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions shown on the proxy. If no instructions are given, the proxies will be voted (1) FOR the election of management's nominees for election as directors; (2) FOR approval of the 2001 Stock Option Plan; and (3) FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on July 5, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. On July 5, 2001, the Company had outstanding 576,104,836 shares of Common Stock. All of the outstanding shares of Common Stock are entitled to one vote per share.

    Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining on any or all of the matters. Likewise, the inspectors of election will treat shares of Common Stock held in street name as to which brokers do not have discretionary voting authority (so-called "broker non-votes") as present for purposes of determining a quorum.

    The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

    The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the subject matter will be required to approve both the adoption of the 2001 Stock Option Plan and the ratification of the independent auditors. In determining whether the adoption of the 2001 Stock Option Plan or the ratification of the auditors has received the requisite number of affirmative votes, (i) abstentions will be treated as shares entitled to vote, and therefore will have the effect of a vote against the proposal, and (ii) broker non-votes, if any, will be treated as shares that are not entitled to vote. Under New York Stock Exchange rules, brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares with respect to the election of directors, but will have such discretion with respect to voting on the 2001 Stock Option Plan and the ratification of auditors.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended March 31, 2001 is being mailed with this Proxy Statement.

    Stockholders are referred to the Annual Report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

                  STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of July 5, 2001 by the persons, other than members of the Board of Directors and management of the Company, known to the Company to own beneficially 5% or more of the outstanding Common Stock:

                                                               NUMBER OF SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   CLASS (ROUNDED)
------------------------------------                          ------------------   ----------------
Walter Haefner/.............................................    123,087,500(1)                21.37%
  Careal Holding AG
  Utoquai 49
  8022 Zurich, Switzerland

FMR Corp....................................................     62,418,109(2)                10.83%
  82 Devonshire Street
  Boston, MA 02109

------------------------

(1) According to a Schedule 13D/A filed on September 16, 1998, Walter Haefner, through Careal Holding AG, a company wholly-owned by Mr. Haefner, has sole voting power and sole dispositive power over 126,587,500 shares. According to a Form 4 filed in February 1999 by Mr. Haefner, he disposed of 3,500,000 of such shares.

(2) According to a Schedule 13G filed on June 11, 2001 by FMR Corp. ("FMR"), FMR and certain controlling persons of FMR, have reported sole power to dispose or direct the disposition of 62,418,109 shares through the following wholly-owned subsidiaries: Fidelity Management & Research Company is the beneficial owner of 56,674,230 shares as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940; Fidelity Management Trust Company is the beneficial owner of 3,612,545 shares as a result of serving as investment manager under certain institutional accounts; Strategic Advisers, Inc., a provider of investment advisory services to individuals is the beneficial owner of 1,324 shares and Fidelity International Limited is the beneficial owner of 2,130,010 shares. FMR and certain controlling persons of FMR report having the sole power to vote or direct voting of 5,151,379 shares.

                         BOARD AND MANAGEMENT OWNERSHIP

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of July 5, 2001 for (i) each director and nominee, including Charles B. Wang, the Chairman, Sanjay Kumar, President and Chief Executive Officer, and Russell M. Artzt, Executive Vice President-Research and Development; (ii) the two most highly compensated executive officers for the year ended March 31, 2001 (other than Messrs. Wang, Kumar, and Artzt); and (iii) all current directors and executive officers as a group (16 persons). Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder. Except as otherwise noted, each person has reported sole voting and sole dispositive power with respect to the shares shown as beneficially owned.

                                                                  NUMBER OF SHARES       PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)(2)   OF CLASS
------------------------                                      ------------------------   --------
Directors and Nominees:
  Russell M. Artzt..........................................         2,441,200             *
  Linus W. L. Cheung........................................                --             *
  Alfonse M. D'Amato........................................            13,500             *
  Willem F.P. de Vogel......................................            71,052             *
  Richard A. Grasso.........................................            62,250             *
  Shirley Strum Kenny.......................................            13,000             *
  Sanjay Kumar..............................................         4,534,278(3)          *
  Roel Pieper...............................................            13,500             *
  Lewis S. Ranieri..........................................                --             *
  Charles B. Wang...........................................        34,422,542(4)          5.90%

Non-Directors:
  Stephen Richards..........................................           274,929             *
  Ira H. Zar................................................           603,760             *
  All Directors and Executive Officers as a Group
  (16 persons)..............................................        42,814,353             7.26%

--------------------------

* Represents less than 1% of the outstanding Common Stock.

(1) Includes shares that may be acquired within 60 days after July 5, 2001 through the exercise of stock options as follows: Mr. Artzt, 1,219,275; Mr. D'Amato, 13,500; Mr. de Vogel, 54,000; Mr. Grasso, 47,250; Mr. Kumar, 1,201,518; Mr. Pieper, 13,500; Mr. Wang, 7,137,022; Mr. Richards, 273,423;
    Mr. Zar, 586,318; and all Directors and Executive Officers as a Group, 13,777,042.

(2) Includes shares credited to the executives' accounts in the Company's tax-qualified profit-sharing plan as follows: Mr. Artzt, 21,023; Mr. Kumar, 33,832; Mr. Wang, 1,706; Mr. Richards, 707; Mr. Zar, 2,930; and all
    Directors and Executive Officers as a Group, 90,218.

(3) Includes (i) 2,025 shares held in accounts for minor children for which Mr. Kumar serves as the custodian, (ii) 82,292 shares owned by a 501(c)(3) foundation of which Mr. Kumar serves as the trustee, (iii) 55,867 shares held in a trust for the benefits of descendants of Mr. Kumar of which Mr. Kumar's wife is a co-trustee, and accordingly shares voting and dispositive power, and (iv) an aggregate of 2,395,242 shares owned by Mr. Kumar that are pledged or deposited as collateral for available lines of credit and/or outstanding loans with UBS AG, which aggregate number of shares is in excess of the minimum number of shares that must be pledged or deposited as collateral based on the current outstanding loan balances and the current trading price of the Common Stock. Mr. Kumar disclaims beneficial ownership of the shares referenced in clauses (i), (ii) and (iii) of the first sentence of this note (3).

(4) Includes (i) 180,652 shares owned directly and as trustee for a minor by Mr. Wang's spouse, an employee of a subsidiary of the Company, 2,919,013 shares subject to employee stock options held by Mr. Wang's spouse, which are exercisable within 60 days after July 5, 2001, and 1,355 shares credited to the account of Mr. Wang's spouse in the Company's tax-qualified profit-sharing plan, (ii) 4,680,465 shares owned by 501(c)(3) foundations of which Mr. Wang serves as a director, (iii) 9,086 shares owned as trustee for one of Mr. Wang's minor children, and (iv) an aggregate of 9,194,459 shares owned by Mr. Wang that are pledged or deposited as collateral for available lines of credit and/or outstanding loans with UBS AG and Bank America Securities, which aggregate number of shares is substantially in excess of the minimum number of shares that must be pledged or deposited as collateral based on the current outstanding loan balances and the current trading price of the Common Stock. Mr. Wang disclaims beneficial ownership of the shares referenced in clauses (i), (ii) and (iii) of the first sentence of this note (4).

ITEM 1--ELECTION OF DIRECTORS

NOMINEES

    It is proposed that the ten persons named below will be elected as directors at the Annual Meeting. Unless otherwise specified it is the intention of the persons named in the accompanying form of proxy to vote all shares of Common Stock represented by such proxy for the election of Russell M. Artzt, Linus W.
L. Cheung, Alfonse M. D'Amato, Willem F.P. de Vogel, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, Roel Pieper, Lewis S. Ranieri, and Charles B. Wang, each to serve as a directors until the next Annual Meeting of Stockholders and until his or her successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company, and has consented to being named in this Proxy Statement and to continue to serve as a director if elected. At the time of the Annual Meeting, if any of the nominees named below is not available to serve as director (an event which the Board of Directors does not now have any reason to anticipate), all the proxies will be voted for the election as directors of such other person or persons, if any, as the Board of Directors may designate.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which each was first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

                                                                                            DIRECTOR
                                                                                   AGE       SINCE
                                                                                 --------   --------
Russell M. Artzt(1)...............  Executive Vice President-Research and           54        1980
                                    Development of the Company since
                                    April 1987 and the Senior Development
                                    Officer of the Company since 1976.

Linus W. L. Cheung................  Deputy Chairman of Pacific Century              52        2001
                                    CyberWorks, a public company listed in Hong
                                    Kong. Since June 26, 2001, Mr. Cheung has
                                    served as a director of the Company. From
                                    March 1994 through August 2000, he was
                                    Chief Executive Officer of Hongkong
                                    Telecom, a leading telecommunications
                                    company in Hong Kong. From January 1995 to
                                    August 2000 he was an Executive Director of
                                    Cable & Wireless plc and from July 1971 to
                                    February 1994 he was Deputy Managing
                                    Director of Cathay Pacific Airways.

Alfonse M. D'Amato(2)(3)(4).......  Partner in Park Strategies LLP, a business      63        1999
                                    consulting firm, since January 1999. United
                                    States Senator from January 1981 until
                                    January 1999. During his tenure in the
                                    Senate, he served as Chairman of the Senate
                                    Committee on Banking, Housing and Urban
                                    Affairs, and Chairman of the Commission on
                                    Security and Cooperation in Europe. He is
                                    also a director of Avis Rent-a-Car, Inc.
                                    and NRT Incorporated.

                                                                                            DIRECTOR
                                                                                   AGE       SINCE
                                                                                 --------   --------
Willem F.P. de Vogel(2)(3)........  President of Three Cities Research, Inc., a     50        1991
                                    private investment management firm in New
                                    York City, since 1981. From August 1981 to
                                    August 1990, Mr. de Vogel served as a
                                    director of the Company. He is also a
                                    director of Morton Industrial Group.

Richard A. Grasso(3)(4)...........  Chairman and Chief Executive Officer of the     54        1994
                                    New York Stock Exchange since June 1995. He
                                    was Executive Vice Chairman of the New York
                                    Stock Exchange from January 1991 to May
                                    1995, and President and Chief Operating
                                    Officer from June 1988 to May 1995. He has
                                    been with the Exchange since 1968.

Shirley Strum Kenny(2)(4).........  President of the State University of New        66        1994
                                    York at Stony Brook since September 1994.
                                    She was President of Queens College of The
                                    City University of New York from 1989 to
                                    August 1994. She is also a director of Toys
                                    "R" Us, Inc.

Sanjay Kumar(1)...................  President and Chief Executive Officer of        39        1994
                                    the Company since August 2000. He was
                                    President and Chief Operating Officer from
                                    January 1994 to July 2000, Executive Vice
                                    President-Operations from January 1993 to
                                    December 1993, Senior Vice
                                    President-Planning from April 1989 to
                                    December 1992, Vice President-Planning from
                                    November 1988 to March 1989. He joined the
                                    Company with the acquisition of UCCEL in
                                    August 1987.

Roel Pieper(3)....................  Managing Partner with Favonius Insight          45        1999
                                    Ventures, a venture capital firm, since
                                    June 2001. General Partner with Insight
                                    Capital Partners, a venture capital firm,
                                    since November 1999, Executive Vice
                                    President of Royal Philips Electronics, an
                                    electronics company, from 1998 until May
                                    1999. From 1997 to 1998, he was Senior Vice
                                    President, worldwide sales and marketing,
                                    of Compaq Computer Corporation. He was
                                    President and Chief Executive Officer of
                                    Tandem Computers from 1995 until its merger
                                    with Compaq Computer Corporation in 1997.
                                    From 1993 to 1995, he was President and
                                    Chief Executive Officer of Tandem
                                    Computers' UB Networks.

                                                                                            DIRECTOR
                                                                                   AGE       SINCE
                                                                                 --------   --------
Lewis S. Ranieri..................  Founder and prime originator of Hyperion        54        2001
                                    Partners L.P. and Hyperion Partners II L.P.
                                    (collectively "Hyperion"). He is also Vice
                                    Chairman and Director of Hyperion Capital
                                    Management, Inc. and chairman or director
                                    of various Hyperion entities. Since
                                    June 26, 2001, Mr. Ranieri has served as a
                                    director of the Company. From July 1968 to
                                    December 1987, he was Vice Chairman of
                                    Salomon Brothers, Inc. He also serves as
                                    Chairman and Chief Executive Officer of
                                    Ranieri & Co., Inc., a private investment
                                    corporation. He is also a director of
                                    Delphi Financial Group, Inc., Reckson
                                    Associates Realty Corp., and Transworld
                                    Healthcare, Inc.

Charles B. Wang(1)................  Chairman of the Board since April 1980, and     56        1976
                                    Chief Executive Officer of the Company from
                                    1976 to July 2000. He is also a director of
                                    Symbol Technologies, Inc.

------------------------

(1) Member Executive Committee.

(2) Member Audit Committee.

(3) Member Stock Option and Compensation Committee.

(4) Member Nominating Committee.

    The Company, Charles B. Wang, Sanjay Kumar, and Russell M. Artzt are defendants in a number of shareholder class action lawsuits, the first of which was filed July 23, 1998, alleging that a class consisting of all persons who purchased the Company's stock during the period January 20, 1998 until July 22, 1998 were harmed by misleading statements, representations and omissions regarding the Company's future financial performance. These cases, which seek monetary damages in an unspecified amount, have been consolidated into a single action (the "Shareholder Action") in the United States District Court for the Eastern District of New York ("NY Federal Court"). The NY Federal Court has denied the defendants' motion to dismiss the Shareholder Action, and the parties currently are engaged in discovery. Although the ultimate outcome and liability, if any, cannot be determined, management, after consultation and review with counsel, believes that the facts in the Shareholder Action do not support the plaintiffs' claim and that the Company and its officers and directors have meritorious defenses.

    In addition, three derivative actions, the first of which was filed on July 30, 1998, alleging misleading statements and omissions similar to those alleged in the Shareholder Action were brought in the NY Federal Court on behalf of the Company against a majority of the Company's directors. An additional derivative action on behalf of the Company, alleging that the Company issued
14.25 million more shares than were authorized under the 1995 Key Employee Stock Ownership Plan (the "1995 Plan"), also was filed in the NY Federal Court. These derivative actions have been consolidated into a single action (the "Derivative Action") in the NY Federal Court. The Derivative Action has been stayed. Lastly a derivative action on behalf of the Company was filed in the Chancery Court in Delaware (the "Delaware Action") on September 15, 1998 alleging that 9.5 million more shares were issued to the three 1995 Plan participants than were authorized under the 1995 Plan. The Company and its directors who are parties to the Derivative Action and the Delaware Action have announced that an agreement has been reached to settle the Delaware Action and the Derivative Action. Under the terms of the proposed settlement, which is subject to dismissal of related claims by the NY Federal Court, the 1995 Plan participants returned 4.5 million shares of Computer Associates stock to the Company. The Chancery Court in Delaware has approved the settlement and the parties are awaiting dismissal by the NY Federal Court. In the first quarter of fiscal year 2001, the Company recorded a $184 million gain in conjunction with the settlement.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the Company's fiscal year ended March 31, 2001, the Board of Directors of the Company held eight meetings. In addition to these meetings, the Board of Directors acted by unanimous written consent on two occasions. Each director attended more than 75% of the Board meetings and meetings of the Board committees on which he or she served. The Company has standing Executive, Audit, Stock Option and Compensation, and Nominating Committees. Irving Goldstein was a member of the Board of Directors and served on the Stock Option and Compensation Committee and the Audit Committee until his death on May 26, 2000.

    The Executive Committee consists of Russell M. Artzt, Sanjay Kumar, and Charles B. Wang. During fiscal year 2001, the Executive Committee did not meet, but acted by unanimous written consent on one occasion.

    The Stock Option and Compensation Committee of the Board (the "Compensation Committee") consists of four non-employee directors, Alfonse M. D'Amato, Willem F.P. de Vogel, Richard A. Grasso, and Roel Pieper. The Compensation Committee has the power to prescribe, amend, and rescind rules relating to the Company's 1994 Annual Incentive Compensation Plan, 1995 Key Employee Stock Ownership Plan, 1998 Incentive Award Plan, 1991 Stock Incentive Plan, 1981 Incentive Stock Option Plan, 1987 Non-Statutory Stock Option Plan, 1993 Stock Option Plan for Non-Employee Directors, and 2001 Stock Option Plan (the "Plans"), to grant options and other awards under the Plans and to interpret the Plans. The other duties of the Compensation Committee are described below under "Stock Option and Compensation Committee Report on Executive Compensation." During fiscal year 2001, the Compensation Committee met four times and acted by unanimous written consent on two occasions.

    The Audit Committee of the Board consists of three non-employee directors, Alfonse M. D'Amato, Willem F.P. de Vogel, and Shirley Strum Kenny. Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Exhibit A. The Committee has the responsibility of recommending the firm to be chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee met four times during fiscal year 2001. The Audit Committee has recommended the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2002.

    The Nominating Committee of the Board consists of three non-employee directors, Alfonse M. D'Amato, Richard A. Grasso, and Shirley Strum Kenny. The Committee has responsibility for suggesting nominees to the Board for election as directors. During fiscal year 2001, the Nominating Committee did not meet. In fiscal 2002, the Nominating Committee recommended nominating Mr. Cheung and Mr. Ranieri for election as directors. The Nominating Committee does not consider nominees for directors recommended by stockholders. Stockholders who wish to nominate an individual for election as a director must follow the procedures set forth in this Proxy Statement under the heading "Advance Notice Procedures."

DIRECTOR COMPENSATION

    Only non-employee directors of the Company receive compensation for their services as directors of the Company. Under the 1996 Deferred Stock Plan for Non-Employee Directors (the "1996 Plan"), directors receive their entire annual retainer in Common Stock, receipt of which is deferred until retirement from the Board, death, or disability. At its annual meeting on August 30, 2000, the Board of Directors established its annual director fee for the succeeding 12 months at $45,000. The retainer for 2001 will be credited to each director's Deferred Stock Compensation Account under the 1996 Plan based on the Fair Market Value of the Common Stock on August 28, 2001.

    Under the Company's 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan"), non-employee directors are automatically awarded options to acquire up to 6,750 shares of Common Stock per year depending on the Company's attainment of specific return on equity objectives. Pursuant to the 1993 Plan, the exercise price of such options is equal to the Fair Market Value of the shares covered by such options on the date of grant. On August 31, 2000, each Non-Employee Director, except Dr. Kenny (and Messrs. Cheung and Ranieri who at the time were not directors of the Company), was granted options to acquire 6,750 shares of Common Stock with an exercise price of $32.38 per share. On the advice of the New York State Commission on Ethical Practices, Dr. Kenny has declined to accept any options under this Plan.

    Under an Amendment to the 1996 Plan, which provides that the Board of Directors may credit the Deferred Stock Compensation Account under the 1996 Plan of any Non-Employee Director who by force of any federal, state, or local law, regulation, or government agency decision is precluded from accepting options under the 1993 Plan, Dr. Kenny has received a credit to her Deferred Stock Compensation Account with an amount representing the economic equivalent of options foregone under the 1993 Plan.

REPORT OF COMPENSATION COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might affect future filings, including this Proxy Statement, the report of the Stock Option and Compensation Committee of the Company's Board of Directors set forth below, and the Stock Performance Graph set forth herein, in accordance with Securities Exchange Commission requirements, shall not be incorporated by reference into any such filings.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

    Decisions as to certain compensation of the Company's executive officers are made by the Compensation Committee of the Company's Board of Directors, none of the members of which are employees of the Company. At the Company's 2001 fiscal year end, the members of the Compensation Committee were Alfonse M. D'Amato, Willem F.P. de Vogel, Richard A. Grasso, and Roel Pieper.

COMPENSATION POLICIES

    The Compensation Committee's executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer software marketplace and to motivate such executives to maximize profitability and stockholder value. The Compensation Committee has designed the Company's executive compensation program with four components to achieve this objective--base salary; annual incentives; long-term equity participation; and benefits. The majority of each executive's total compensation is dependent on the attainment of predefined performance objectives which are consistent with the maximization of stockholder value. The philosophy and operation of each component is discussed herein.

    BASE SALARY. Base salaries for its executive officers are designed to attract and retain superior, high-performing individuals. As such, the Company believes its base salaries for executive positions are, and should be, equal to or greater than those of comparable companies.

    ANNUAL INCENTIVES. The executive officers earn a significant portion of their total annual compensation based on achievement of predetermined individual and Company performance targets. The Company's 1994 Annual Incentive Compensation Plan, which is administered by the Compensation Committee, establishes a specific percentage of net income after taxes that is in excess of a threshold based on the Company's target return on average stockholders' equity. Different percentages of any such excess are allocated to each executive officer at the commencement of each fiscal year. The Compensation Committee may, at its discretion, decrease (but never increase) the calculated annual incentive compensation payable to an executive, and/or direct that a portion of this incentive be payable in Common Stock, subject to certain holding restrictions.

    LONG-TERM EQUITY PARTICIPATION. The Compensation Committee believes strongly that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholders' return. To this end, the Compensation Committee has granted to key executives stock options which vest (i.e., become exercisable) under the 1991 Stock Incentive Plan (the "1991 Plan") over a five-year period following the date of grant as follows: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary. Options granted at the current market price to executives under the 1991 Plan have a term of ten years from the date of grant, and subject to the above vesting restrictions, may be exercised at any time during such term. The 1991 Plan expired in accordance with its terms on June 24, 2001, and is intended to be replaced by the 2001 Stock Option Plan, subject to shareholder approval. The Company's 1995 Key Employee Stock Ownership Plan (the "1995 Plan"), which is administered by the Compensation Committee, was approved by the stockholders at the 1995 Annual Meeting. It provided for the award of restricted stock upon the attainment of certain predefined stock prices. Shares awarded under the 1995 Plan are subject to significant limitations on transfer for seven years after the shares vest.

    BENEFITS. The benefits available to executive officers are the same as those afforded to all full-time employees. In general, they are the standard protection against financial catastrophe that can result from personal or family illness, disability, or death. Executive officers are also eligible to participate in the voluntary personal contribution, as well as the Company matching and discretionary, provisions of the Computer Associates Savings Harvest Plan (the "CASH Plan"), to the extent permitted under the CASH Plan, the applicable Employment Retirement Income Security Act of 1974 regulations, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). The Company's medical, dental, and disability plans as well as the CASH Plan provide all employees with the protection and peace of mind necessary to devote their full attention to achievement of the Company's objectives.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee determined the components of Mr. Kumar's fiscal year 2001 compensation as follows:

    BASE SALARY. Mr. Kumar's base salary of $900,000 was not increased from that of the two previous fiscal years. Mr. Kumar became Chief Executive Officer in August 2000. Prior to that time, Mr. Wang was Chief Executive Officer.
Mr. Wang's compensation for fiscal 2001 is described below under "Other Executive Officers."

    ANNUAL INCENTIVES. The Company's fiscal year 2001 performance did not produce a payout based upon return-on-average stockholders' equity, in excess of the predetermined threshold under the 1994 Annual Incentive Compensation Plan (the "1994 Plan"). Pursuant to the 1994 Plan for fiscal year 2001, Mr. Kumar's award was calculated at a predetermined percentage of the Company's net income for the fiscal year less a cost of equity. The cost of equity was computed based on a "five point" quarterly average of the Company's reported stockholder's equity. Due principally to the change in the manner in which the Company recognized revenue resulting from the change in the Company's business model, the Company reported a net loss for the year and thus did not produce a return-on-average stockholders' equity. Mr. Kumar's total incentive compensation calculated under the 1994 Plan, therefore, was zero, and Mr. Kumar's total compensation for fiscal 2001 consisted only of his base salary and benefits. In addition, the Compensation Committee did not grant Mr. Kumar any stock options for fiscal 2001. For fiscal 2002, Mr. Kumar has agreed that his compensation will be limited to base salary and benefits and any stock options that might be awarded to him by the Compensation Committee. This means Mr. Kumar will not receive any restricted stock or cash compensation other than base salary for fiscal 2002.

    LONG-TERM EQUITY PARTICIPATION.  Under the terms of the 1995 Plan,
Mr. Kumar in 1998 received, based upon the achievement of the performance objectives described in the 1995 Plan, 4,088,130 shares of Common Stock (after adjustment for applicable taxes). These shares are subject to significant limitations on transfer for seven years after vesting. Pursuant to a court approved settlement, Mr. Kumar returned to the Company in December 2000, 1,350,000 of the shares.

    BENEFITS. Mr. Kumar received matching and discretionary contributions to the Company's benefit plans of $19,000 and a $12,000 non-reimbursed travel allowance in fiscal year 2001. He was also provided benefits under the Company's medical, dental, and disability plans consistent with those provided to other full-time employees.

OTHER EXECUTIVE OFFICERS

    The compensation plans for most of the Company's other executive officers, including the persons listed in the Summary Compensation Table set forth herein, provide for a base salary, annual incentive compensation based on either individual fixed percentages of the Company's aggregate net income above a predetermined return on average stockholders' equity for the fiscal year or an absolute level of Company revenue/net margin achievement, long-term equity grants under the 1991 Plan (intended to be replaced by the 2001 Stock Option
Plan), and access to the Company's standard employee benefit plans. Under the 1995 Plan, Mr. Wang, who was Chief Executive Officer until August 2000, and
Mr. Artzt were awarded shares of Common Stock on the same basis and same performance objectives as described above for the Chief Executive Officer. These shares are subject to significant limitations on transfer for seven years after vesting. In addition, Mr. Wang is restricted from transferring 6,480,000 additional shares of Common Stock which he owns today. Such restriction will lapse concomitantly with those for shares issued under the 1995 Plan. Pursuant to a court approved settlement, Mr. Wang and Mr. Artzt returned to the Company in December 2000, 2,700,000 and 450,000, respectively, of the shares. Like
Mr. Kumar, Mr. Wang's and Mr. Artzt's total compensation for fiscal 2001 consisted only of base salary and benefits. In addition, the Compensation Committee did not grant Mr. Wang or Mr. Artzt any stock options for fiscal 2001. For fiscal 2002, Mr. Wang and Mr. Artzt each has agreed that his compensation will be limited to base salary and benefits and any stock options that might be awarded to him by the Compensation Committee. This means Mr. Wang and Mr. Artzt will not receive any restricted stock or cash compensation other than base salary for fiscal 2002.

DEDUCTIBILITY

    Beginning in 1994, Section 162(m) of the Code limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." In 1994, the Committee adopted, and the stockholders approved, terms under which Annual Incentive Compensation and Long-Term Equity Participation awards should qualify as performance-based. The Company believes that all awards under the 1995 Plan are fully deductible under current tax regulations. Additionally, based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options, the issuance or vesting of restricted stock, or the award of any other equity-based compensation, as applicable under the Company's 1991 Plan, the 2001 Stock Option Plan, and any prior Plans should qualify as performance-based. The Committee is not precluded, however, from making compensation payments under different terms even if they would not qualify for tax deductibility under Section 162(m).

                 SUBMITTED BY THE STOCK OPTION AND COMPENSATION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                                                                Alfonse M. D'Amato
                                                             Willem F.P. de Vogel
                                                                 Richard A. Grasso
                                                                       Roel Pieper

                             AUDIT COMMITTEE REPORT

    The Audit Committee monitors the Company's financial reporting process and internal control system on behalf of the Board. In addition, the Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent public accountants. Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange.

    The Audit Committee has reviewed and discussed with the management of the Company the audited financial statements for the year ended March 31, 2001. In addition, the Audit Committee has discussed with the independent public accountants, the matters required to be discussed by SAS 61. The Audit Committee has received from its independent public accountants the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with its independent public accountants their independence.

    The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    Based upon the Audit Committee's discussions with management and the independent public accountants referred to above and the Committee's review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

                        SUBMITTED BY THE AUDIT COMMITTEE

                                                              Willem F.P. de Vogel
                                                                Alfonse M. D'Amato
                                                               Shirley Strum Kenny

COMMON STOCK PRICE PERFORMANCE GRAPH

    The following graph compares cumulative total return of the Company's Common Stock (using the closing price on the NYSE at March 31, 2001 of $27.20) with the Standard & Poor's Computer Software and Services Index* and the Standard & Poor's 500 Index during the fiscal years 1997 through 2001 assuming the investment of $100 on April 1, 1996 and the reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          (Among Computer Associates International, Inc., S&P Computer
                Software and Services Index, and S&P 500 Index)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                          3/31/96  3/31/97  3/31/98  3/31/99  3/31/00  3/31/01
Computer Associates international, Inc.       100       82      182      112      187       86
S&P Computer Software and Services Index      100      140      257      444      612      269
S&P 500 Index                                 100      120      177      210      248      194

                               TOTAL RETURN DATA

                                                  3/31/96    3/31/97    3/31/98    3/31/99    3/31/00    3/31/01
                                                  --------   --------   --------   --------   --------   --------
Computer Associates International, Inc..........    100         82        182        112        187         86
S&P Computer Software and Services Index........    100        140        257        444        612        269
S&P 500 Index...................................    100        120        177        210        248        194

------------------------

* As of March 31, 2001, the Standard & Poor's Computer Software and Services Index was composed of the following companies:

Adobe Systems, Inc.                         Microsoft Corporation
Autodesk, Inc.                              Novell, Inc.
BMC Software, Inc.                          Oracle Corporation
BroadVision, Inc.                           Parametric Technology Corporation
Citrix Systems, Inc.                        PeopleSoft, Inc.
Computer Associates International, Inc.     Siebel Systems, Inc.
Compuware Corporation                       Unisys Corporation
Intuit, Inc.                                Veritas Software Corporation
Mercury Interactive Corporation             Yahoo! Inc.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

    The following table sets forth the cash and non-cash compensation earned for the fiscal years ended March 31, 2001, 2000, and 1999, by the Chief Executive Officer and each of the four next most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                            COMPENSATION AWARDS
                                          ANNUAL COMPENSATION        ----------------------------------
                              FISCAL    -----------------------      RESTRICTED STOCK         OPTION         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR       SALARY       BONUS            AWARDS ($)         AWARDS(#)(4)   COMPENSATION(5)
---------------------------  --------   ----------   ----------      ----------------      ------------   ---------------
Charles B. Wang(1) .......     2001     $1,000,000   $        0        $          0                  0        $31,000
  Chairman of the Board        2000     $1,000,000   $4,783,000(2)     $  7,174,000(3)       1,000,000        $33,875
                               1999     $1,000,000   $3,600,000(2)     $650,812,050(3)               0        $35,948
Sanjay Kumar(1) ..........     2001     $  900,000   $        0        $          0                  0        $31,000
  President and Chief          2000     $  900,000   $3,156,000(2)     $  4,735,000(3)         750,000        $33,875
  Executive Officer            1999     $  900,000   $2,400,000(2)     $326,306,025(3)               0        $35,948
Russell M. Artzt .........     2001     $  750,000   $        0        $          0                  0        $31,000
  Executive Vice               2000     $  750,000   $  861,000(2)     $  1,291,000(3)         250,000        $33,875
  President-Research And       1999     $  750,000   $  720,000(2)     $108,648,675(3)               0        $35,948
  Development
Stephen Richards .........     2001     $  300,000   $  900,000        $          0            450,000        $30,885
  Executive Vice               2000     $  200,000   $  617,400        $          0            150,000        $29,500
  President-Sales              1999     $  160,000   $  375,000        $          0            271,750        $26,669
Ira H. Zar ...............     2001     $  500,000   $  800,000        $          0            900,000        $30,892
  Executive Vice               2000     $  350,000   $  950,000        $          0            500,000        $33,808
  President-Finance and        1999     $  247,500   $  340,000        $          0            152,700        $31,948
  Chief Financial Officer

------------------------

(1) Mr. Wang was also Chief Executive Officer until August 2000 at which time Mr. Kumar became Chief Executive Officer.

(2) Consists of incentive compensation for Messrs. Wang, Kumar, and Artzt made under the 1994 Annual Incentive Compensation Plan.

(3) As applicable, consists of restricted stock awarded for fiscal year 2000 for Messrs. Wang, Kumar, and Artzt, respectively, and includes $5,400,000, $3,600,000, and $1,080,000 in restricted stock awarded for fiscal year 1999 for Messrs. Wang, Kumar, and Artzt, respectively, in each case under the 1994 Annual Incentive Compensation Plan. Shares awarded under the 1994 Plan are entitled to dividends. Also reflects long-term incentive compensation earned in fiscal year 1999 based on the achievement of stock price targets established in connection with the 1995 Plan. Under that plan, previously described in the 1995 Proxy and approved by the stockholders at the 1995 Annual Meeting, Messrs. Wang, Kumar, and Artzt were awarded in the aggregate 20,250,000 shares. Such share awards, which vested in their entirety on May 21, 1998, were in the amounts of $645,412,050, $322,706,025, and
    $107,568,675, for Messrs. Wang, Kumar, and Artzt, respectively. Shares awarded under the 1995 Plan are entitled to dividends. In June 2000, the Delaware Court of Chancery approved a settlement providing for the return to the Company of 2,700,000, 1,350,000, and 450,000 shares of Common Stock by Messrs. Wang, Kumar, and Artzt, respectively. The shares were returned to the Company in December 2000.

(4) All options granted to such executive officers of the Company vest over a five-year period following the date of grant: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(5) Consists of Company contributions to the Company's benefit plans and a non-reimbursed travel allowance of $12,000 for each of the executive officers for each fiscal year. These benefits are consistent with those provided to other senior executives of the Company.

    The following tables summarize option grants to and option exercises by the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2001, and the value of the options held by each such person on March 31, 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                        NUMBER OF SHARES        PERCENT OF
                           UNDERLYING      TOTAL OPTIONS GRANTED   EXERCISE                        GRANT DATE
NAME                    OPTIONS GRANTED       TO EMPLOYEES(1)       PRICE     EXPIRATION DATE   PRESENT VALUE(2)
----                    ----------------   ---------------------   --------   ---------------   ----------------
C.B. Wang.............            0                  --                 --                --                --
S. Kumar..............            0                  --                 --                --                --
R.M. Artzt............            0                  --                 --                --                --
S. Richards...........      450,000                 4.1%            $27.00     July 20, 2010       $ 7,691,310
I.H. Zar..............      900,000                 8.1%            $27.00     July 20, 2010       $15,382,620

------------------------

(1) Based on a total of 11,062,000 options granted.

(2) The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy of valuing options. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on July 20, 2000: an expected option term of six years, a volatility factor of .65, dividend yield at .30%, and a risk free interest rate of 6.15%. The actual value of the stock option grants will depend on the future performance of the Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF                VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                              AT MARCH 31, 2001(2)           AT MARCH 31, 2001(3)
                       SHARES ACQUIRED      VALUE          ---------------------------   ----------------------------
NAME                     ON EXERCISE     REALIZED(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   ---------------   ------------      -----------   -------------   ------------   -------------
C.B. Wang............     2,568,750      $118,085,438       6,987,022        900,000     $133,534,493           --
S. Kumar.............       567,064      $  5,593,519       1,089,018        675,000     $  7,977,280           --
R.M. Artzt...........             0                --       1,205,907        225,000     $ 14,669,574           --
S. Richards..........         3,610      $     57,821         168,438        891,437               --     $ 90,000
I.H. Zar.............             0                --         367,110      1,570,914     $  1,647,043     $180,000

------------------------

(1) Options exercised were granted in prior years with exercise prices equal to the fair market value at the time of grant. With respect to Mr. Wang and Mr. Kumar, shares acquired upon exercise of the options have not been sold by the executive except that in the case of Mr. Wang a portion of such shares were surrendered to the Company in connection with tax obligations on the exercise. Value realized was calculated based on market value of shares purchased at exercise date less aggregated option exercise price.

(2) All option grants vest over a five-year period: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(3) Valuation based on the March 31, 2001 closing price of the underlying shares of $27.20, less the exercise prices of the options.

EMPLOYEE PROFIT SHARING PLANS

    The Company maintains a profit sharing plan, the CASH Plan, for the benefit of employees of the Company. The CASH Plan is intended to be a qualified plan under Section 401(a) of the Code, and certain contributions made thereunder qualify for tax deferral under Section 401(k) of the Code. The CASH Plan is funded through the Company's and participating employees' contributions, and generally provides that employees may contribute, through payroll deductions, a percentage of their regular salary. The Company makes matching and discretionary contributions for eligible participants in the CASH Plan who have one year of service, including the Company's executive officers ("Employer Contributions"). Participants in the CASH Plan receive a 50% match of their contributions, up to a maximum of 5% of their annual base compensation (subject to certain Code limitations), and a portion of the Company's discretionary contribution for each year generally in proportion to their annual compensation as allowed by the Code. The Company's contributions under the CASH Plan vest in incremental amounts over a period of seven years from date of hire, and are 100% vested after seven years. The CASH Plan is administered by a committee of officers of the Company appointed by the Board of Directors. All employees are eligible to participate in the CASH Plan in the month following hire.

    Effective April 1, 1994, the Company established an unfunded "Restoration Plan" primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. This Restoration Plan is solely for the purpose of benefiting participants in the CASH Plan who are precluded from receiving a full allocation of Employer Contributions under the CASH Plan because of the limitation on the compensation taken into account under such CASH Plan imposed by Section 401(a)(17) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993.

    The Company also established effective January 1, 1993, an unfunded "Excess Benefit Plan" as said term is defined in Sections 3(36) and 4(b)(5) of ERISA, solely for the purpose of benefiting participants in the CASH Plan who are unable to receive a full allocation of Employer Contributions under the CASH Plan limitations imposed by Section 415 of the Code.

    During fiscal year 2001, the Company contributed $19,000 for each of the accounts of Messrs. Wang, Kumar, and Artzt, $18,885 for the account of Mr. Richards, $18,892 for the account of Mr. Zar, and approximately $35,000,000 for all participating employees under the CASH, the Excess Benefit, and the Restoration Plans. Such contributions are included in the amount of other cash compensation set forth opposite the five executive officers' names on the Summary Compensation Table.

STOCK OPTION PLANS

    During fiscal year 2001, the Company maintained the 1981 Incentive Stock Option Plan (the "1981 Plan") which provides for the issuance to certain selected employees of incentive stock options to purchase up to a maximum of 27,000,000 shares of Common Stock. Incentive stock options are stock options which are intended to satisfy the criteria established in Section 422 of the Code and are subject to different tax treatment than non-statutory stock options. Under the 1981 Plan, stock options may be granted for terms of up to ten years. The 1981 Plan terminated in accordance with its terms, on October 23, 1991, which was the tenth anniversary of the date on which it was first adopted. No additional options may be granted under the 1981 Plan.

    The Company also maintains the 1987 Non-Statutory Stock Option Plan (the "1987 Plan") pursuant to which non-statutory options to purchase up to 16,875,000 shares of Common Stock may be granted to selected officers and key employees of the Company. Pursuant to the 1987 Plan, the option price of stock options granted thereunder may not be less than the market price of the shares of Common Stock on the date of grant. The option period may not exceed 12 years.

    The Company's 1991 Stock Incentive Plan (the "1991 Plan") provides that up to an aggregate of 67,500,000 shares of the Company's Common Stock may be granted to employees (including officers of the Company) pursuant to stock options or stock appreciation rights ("SARs"). The options may be either options intended to qualify as "incentive stock options," as that term is defined in the Code, or non-statutory options. The Compensation Committee has the power to determine whether such options are intended to qualify as incentive stock options under the Code. The 1991 Plan terminated in accordance with its terms on June 24, 2001. No additional options may be granted under the 1991 Plan.

    The 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan") provides for non-statutory options to purchase up to 337,500 shares of Common Stock to be available for grant to each member of the Board of Directors who is not otherwise an employee of the Company.

    The Company's 2001 Stock Option Plan that shareholders will by asked to consider and vote upon at the Company's 2001 Annual Meeting of Stockholders is described in this Proxy Statement under "Item 2--2001 Stock Option Plan."

    The 1981 Plan, the 1987 Plan, the 1991 Plan, and the 1993 Plan are administered by the Compensation Committee of the Board of Directors. Outstanding options which were issued under a Plan which subsequently terminated remain exercisable in accordance with the terms of each option. The Compensation Committee determines the individuals to whom options and SARs are granted, the date or dates of grant, and the number of shares covered by the options and SARs granted. The per share exercise price of options and SARs granted may not be less than 100% of the Fair Market Value of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired may be treasury shares, including shares purchased in the open market, newly issued shares or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock on such date as reflected in the consolidated trading of New York Stock Exchange issues (as long as the Company's Common Stock is listed on the New York Stock Exchange).

1995 KEY EMPLOYEE STOCK OWNERSHIP PLAN

    Under the 1995 Key Employee Stock Ownership Plan, a total of 20,250,000 restricted shares were granted to Messrs. Artzt, Kumar, and Wang. On May 21, 1998, the closing price of the Company's Common Stock exceeded $53.33 for 60 trading days beginning October 21, 1997, and all of the 20,250,000 shares vested. After an adjustment for applicable taxes, a total of 14,743,266 shares were issued to Messrs. Artzt, Kumar, and Wang on June 12, 1998. These shares issued are subject to significant limitations on transfer during the seven years following vesting.

    On June 22, 2000, the Delaware Court of Chancery approved a settlement providing for the return to the Company of a total of 4,500,000 shares of Common Stock issued under the 1995 Plan. The shares were returned to the Company in December 2000.

1998 INCENTIVE AWARD PLAN ("1998 PLAN")

    Under the 1998 Plan, a total of 4,000,000 Phantom Shares, as defined in the 1998 Plan, are available for grant to certain employees from time to time through March 31, 2008. As of March 31, 2001, there were approximately 1,100,000 Phantom Shares outstanding. Messrs. Artzt, Kumar, and Wang and the Company's Chief Financial Officer are ineligible to receive awards under the 1998 Plan.

YEAR 2000 EMPLOYEE STOCK PURCHASE PLAN ("PURCHASE PLAN")

    During fiscal year 2001, the Company maintained the Purchase Plan, which provides for the purchase of up to 30,000,000 shares of the Company's Common Stock by employees. Under the terms of the Purchase Plan, employees may elect to withhold between 1% and 25% of their base pay through payroll deductions, subject to Internal Revenue Code limitations. Shares of the Company's Common

Stock may be purchased at six-month intervals at 85% of the lower of the Fair Market Value on the first or last day of each six-month period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities (a 10% stockholder), to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange (the "NYSE") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Section 16(a) Forms"). Officers, directors, and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of such copies of Section 16(a) forms received by it, or written representations from each reporting person for the fiscal year ended March 31, 2001, the Company believes that each of its officers, directors, and 10% beneficial stockholders complied with all applicable filing requirements, except that a Statement of Changes in Beneficial Ownership on Form 4 for Mr. Wang disclosing one transaction was filed 40 days late.

CERTAIN TRANSACTIONS

    During the fiscal year ended March 31, 2001, the Company retained the law firm of Wang & Wang, in which Charles B. Wang's brother, Mr. Francis S. L. Wang, is a member, to perform legal services for the Company. Wang & Wang, who represented the Company in connection with a number of matters involving protection of intellectual property rights, joint venture matters, and litigation, received approximately $865,000 in fees and disbursements during the fiscal year.

    In fiscal 2001, the Company paid the New York Islanders Hockey Club, L.P. the amount of $315,000. This amount represented purchase of advertising and a corporate suite. Charles B. Wang and Sanjay Kumar are the owners of the New York Islanders. In addition, the Company made a commitment to pay $54,000 for advertising to the New York Dragons, an arena football team. Charles B. Wang, Sanjay Kumar and Russell M. Artzt are the owners of the New York Dragons. These expenditures are consistent with the Company's overall marketing plan and with amounts charged to comparable third parties.

    In the opinion of management, the aforementioned services were fair and reasonable and as favorable to the Company as those which could have been obtained from unaffiliated third parties.

ITEM 2--2001 STOCK OPTION PLAN

    The shareholders will be asked to consider and vote on a proposal to approve and adopt the Computer Associates International, Inc. 2001 Stock Option Plan (the "Plan"). The Plan is intended to replace the 1991 Plan, which automatically terminated according to its terms on June 24, 2001. The Plan reserves for issuance Stock Option awards of 7,500,000 shares of Common Stock ("Shares") that is equivalent to the number of Shares that were previously available for grant under the 1991 Plan but which can no longer be awarded due to the automatic expiration of the 1991 Plan. No additional Shares are being requested for issuance under the Plan. On July 12, 2001, the market price (closing price) of a Share was $32.62.

    The Plan was approved by the Compensation Committee and adopted by the Company's Board of Directors, subject to the approval of shareholders. If the shareholders approve the Plan, it will be effective as of July 1, 2001. If shareholders do not approve the Plan, the Plan will be rescinded, and all Awards granted prior to such time, if any, will not have any effect. No grants have been made under the Plan to date.

    The purpose of the Plan is to enable the Company to achieve superior financial performance, as reflected in the performance of its common stock and other key financial indicators, by providing for broad-based incentives to its Employees and Consultants in consideration of their services to the Company, aiding in the recruitment and retention of outstanding Employees and providing Employees and Consultants an opportunity to acquire and expand equity interests in the Company, thus aligning their interests with those of shareholders. To accomplish these objectives, the Plan provides for the award of Nonqualified Stock Options and Incentive Stock Options. The Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

    The following is a summary of the material terms and provisions of the Plan and of certain tax effects of participation in the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit B. To the extent there is a conflict between this summary and the Plan, the terms of the Plan will govern. Any capitalized terms that are used but not defined in this summary have meaning as defined in the Plan.

                   DESCRIPTION OF THE 2001 STOCK OPTION PLAN

    PLAN ADMINISTRATION. The Plan will be administered by the Compensation Committee, which will have broad discretion and authority under the Plan to (1) interpret the Plan; (2) prescribe, amend and rescind rules and regulations regarding the Plan, (3) select Employees and Consultants to receive Awards under the Plan; (4) determine the form of an Award, the number of Shares subject to an Award, and the terms, conditions, restrictions and/or limitations, of each Award; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) waive or amend any terms, conditions, restrictions or limitations of an Award (although the Plan's prohibition on Stock Option repricing cannot be waived); (7) make such adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and/or to any Award granted under the Plan, as may be appropriate in accordance with the Plan's adjustment provisions, see "Adjustments" below; (8) accelerate the vesting, exercise or payment of an Award when it would be in the best interest of the Company; (9) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership; (10) establish subplans in order to implement and administer the Plan in foreign countries; and (11) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Compensation Committee can delegate any of its duties and authority under the Plan, except for the authority to grant and administer Awards to any Employee who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or to any Employee to whom the Compensation Committee has delegated any of its authority under the Plan.

    ELIGIBILITY. In general, each of the approximately 18,000 Employees of the Company and its consolidated subsidiaries, except seasonal and temporary employees, are eligible to receive Awards under the Plan. Consultants to the Company, of which there are approximately 25, will be eligible to receive Awards only in the form of Nonqualified Stock Options under the Plan. To be eligible to receive an Award, a Consultant must be a natural person who has contracted directly with the Company to provide bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. The Compensation Committee in its discretion will determine all questions regarding eligibility to receive Awards under the Plan, and the selection of Participants from those individuals, who are eligible to receive Awards.

    STOCK OPTIONS. Stock Options awarded under the Plan may be in the form of either Nonqualified Stock Options or Incentive Stock Options, or a combination of the two, at the discretion of the Compensation Committee, except that Stock Options may be awarded to Consultants only in the form of Nonqualified Stock Options. Stock Options granted under the Plan are subject to the following terms and conditions, although the Compensation Committee can determine, in its discretion, that different terms and conditions will apply to a particular Stock
Option:

    - EXERCISE PRICE The Exercise Price for each Share subject to a Stock Option will be determined by the Compensation Committee at the time of grant and may not be less than the Fair Market Value of a Share on the date of grant.

    - INCENTIVE STOCK OPTIONS The aggregate Fair Market Value on the date of grant of the Shares with respect to which Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant's Incentive Stock Options under this Plan and all Plans maintained by the Company and subsidiaries are aggregated.

    - NO REPRICING The Plan contains a prohibition against decreasing the Exercise Price of a Stock Option after grant (other than in connection with permitted Plan adjustments, see "Adjustments" below), unless shareholder approval of the repricing is obtained.

    - VESTING The Compensation Committee will determine the vesting schedule of a Stock Option at the time of grant, PROVIDED, HOWEVER, that no Stock Option may vest prior to the one-year anniversary of the date of grant; except that Stock Options will immediately vest upon the death of a Participant and the Committee may provide in the Award Certificate that a Stock Option will immediately vest upon a Change in Control.

    - TERM Stock Options will automatically lapse 10 years after the date of grant.

    - POST-TERMINATION EXERCISE Stock Options that have not vested as of the date of a Participant's Termination of Employment or Termination of Consultancy will immediately terminate as of such events; and, subject to the Special Forfeiture Provision described later in this summary, any vested Stock Option that has not already been exercised must be exercised, if at all, within 30 days after such event, unless the Compensation Committee provides otherwise in an Award Certificate.

    - PAYMENT OF EXERCISE PRICE Payment of the Exercise Price may be made in cash, check, wire transfer, or money order or, if permitted by the Compensation Committee, (i) by tendering to the Company Shares owned by the Participant for at least six months having a Fair Market Value equal to the Exercise Price, (ii) delivering revocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds with respect to Shares having a Fair Market Value equal to the Exercise Price, or
      (iii) any combination of the above methods.

    - TRANSFER RESTRICTION Incentive Stock Options may not be transferred by a Participant other than by will or the laws of descent and distribution and may be exercised only by a Participant, unless the Participant is deceased. In general, similar transfer restrictions apply to Nonqualified Stock Options, except that, in the case of Nonqualified Stock Options, the Compensation Committee has the discretion to permit a Participant to transfer a Nonqualified Stock Option to a family member, a trust for the benefit of a family member and to certain family partnerships. Any Nonqualified Stock Option so transferred will be subject to the same terms and conditions of the original grant and may be exercised by the transferee only to the extent the Stock Option would have been exercisable by the Participant had no transfer occurred.

    SPECIAL FORFEITURE PROVISION. The Compensation Committee has discretion to provide at the time of grant of a Stock Option that in the event a Participant enters into certain employment or consulting arrangements that are competitive with the Company or any subsidiary or affiliate without first obtaining the Company's written consent, the Participant will forfeit all rights under any outstanding Stock Option and return to the Company the amount of any profit realized upon the exercise. This special forfeiture provision will not apply to a particular grant unless it is so specified at the time of the grant.

    SHARES AVAILABLE FOR ISSUANCE. The maximum number of Shares that may be issued to Participants under the Plan is 7,500,000 Shares, which number of Shares had previously been approved by shareholders for issuance under the 1991 Plan but which, as of the June 24, 2001 automatic termination date of the 1991 Plan, have not been awarded (or have been awarded, but have been forfeited or cancelled without the issuance of Shares) under the 1991 Plan. Shareholders are not being asked to approve the issuance of any additional Shares under the Plan. The 7,500,000 Shares available under this Plan will be subject to adjustment as provided under the terms of the Plan, see "Adjustments" below. The market price (closing price) of a Share on July 12, 2001 was $32.62.

    Shares issuable under the Plan may consist of authorized but unissued Shares or Shares held in the Company's treasury. In determining the number of Shares that remain available under the Plan, any Shares underlying Awards that terminate by expiration, forfeiture, cancellation or otherwise without issuance of Shares, or is settled in cash in lieu of Shares, will be available for future grants under the Plan. Also, if Shares are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of tax withholding obligations, such Shares will be available for future grants under the Plan. The following aggregate and individual limitations on the number of Shares issuable with respect to specific forms of Awards, which the Plan is required under the tax law to set (in some cases to ensure deductibility) are not indicative of the Awards that may actually be made from time to time, which Awards cannot exceed such limitations:

    - INCENTIVE STOCK OPTIONS No more than 7,500,000 Shares may be issued under grants of Incentive Stock Options during the term of the Plan.

    - ANNUAL PARTICIPANT LIMITATION No more than 1,000,000 Shares may be granted in the form of Stock Options (in whatever form) to any one Participant during any fiscal year of the Company.

    ADJUSTMENTS. The maximum number or kind of Shares available for issuance under the Plan, the individual and aggregate maximum that may be issued under each form of Award, the number of Shares underlying outstanding Awards and the Exercise Price applicable to outstanding Stock Options may be adjusted by the Compensation Committee, in its discretion, if the Compensation Committee determines that, because of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, such adjustment is required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Company's Board of Directors at any time without shareholder approval, except that any amendment that either increases the aggregate number of Shares which may be issued under to the Plan, decreases the Exercise Price at which Stock Options may be granted or materially modifies the eligibility requirements for participation in the Plan requires shareholder approval before it can be effective. No amendment of the Plan will adversely affect any right of any Participant with respect to any outstanding Award without the Participant's written consent. If not earlier terminated by the Company's Board of Directors, the Plan will automatically terminate on the three-year anniversary of the Company's 2001 Annual Meeting of Stockholders. No Awards may be granted under the Plan after it is terminated, but any previously granted Awards will remain in effect until they expire.

              SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

    The following is a brief summary of the principal United States Federal income tax consequences of Awards and transactions under the Plan, based on advice received from counsel to the Company regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any income at the time a Nonqualified Stock Option is granted, nor will the Company be entitled to a deduction at that time. When a Nonqualified Stock Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares to which the option exercise pertains on the date of exercise over the Exercise Price. Payroll taxes are required to be withheld from the Participant on the amount of ordinary income recognized by the Participant. The Company will be entitled to a tax deduction with respect to a Nonqualified Stock Option at the same time and in the same amount as the Participant recognizes income. The Participant's tax basis in any Shares acquired by exercise of a Nonqualified Stock Option will be equal to the Exercise Price paid plus the amount of ordinary income recognized.

    Upon a sale of the Shares received by a Participant upon the exercise of a Nonqualified Stock Option, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the how long the Participant held such Shares prior to sale. The Participant's holding period for Shares acquired pursuant to the exercise of a Nonqualified Stock Option begins on the date of exercise.

    INCENTIVE STOCK OPTIONS ("ISOS"). A Participant will not recognize any income at the time an ISO is granted. Nor will a Participant recognize any income at the time an ISO is exercised. However, the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price paid will be a preference item that could create an alternate minimum tax liability. If a Participant disposes of the Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the "holding period"), the gain (i.e., the excess of the proceeds received on sale over the Exercise Price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the Participant disposes of the Shares prior to the end of the holding period, the disposition is a "disqualifying disposition," and the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or
(ii) the amount received for the Shares, over the Exercise Price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss depending on how long the Shares were held by the Participant prior to disposition.

    The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If a Participant recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

    CODE SECTION 162(M). With certain exceptions, Section 162(m) of the Internal Revenue Code limits the Company's deduction for compensation in excess of $1 million paid to certain highly paid officers of the Company ("Covered Employees"). However, compensation paid to such Covered Employees will not be subject to such deduction limitation if it is considered "qualified performance-based compensation" (within the meaning of Section 162(m) of the Code). If shareholder approval of the Plan is obtained, the Company believes that all Stock Options awarded to Covered Employees under the Plan will meet the requirements of "qualified performance-based compensation" and, therefore, will be deductible by the Company for Federal income tax purposes.

                               NEW PLAN BENEFITS

    As of the date of this Proxy Statement, no Awards have been made under the Plan. Therefore, the amount of Shares subject to Stock Options under the Plan for the Company's 2002 fiscal year is not determinable.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE 2001 STOCK OPTION PLAN.

ITEM 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Although the By-laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. KPMG LLP was the independent public accountant for the Company for the 2001 and 2000 fiscal years and has been appointed to serve in that capacity for the 2002 fiscal year. The firm of Ernst & Young LLP ("Ernst & Young") served as independent auditors for the Company for the fiscal year ended March 31, 1999, and was discontinued upon the Board of Directors' appointment of KPMG LLP on June 29, 1999. The decision to change accountants was approved by the Audit Committee.

    The report of Ernst & Young on the Company's consolidated financial statements for the fiscal year ended March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with audits of the Company's consolidated financial statements for the fiscal year ended March 31, 1999, and the subsequent interim period prior to June 29, 1999, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports.

AUDIT FEES

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001, including statutory audits, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2001, were approximately $1,700,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed for financial information systems and implementation services provided by KPMG LLP for the fiscal year ended March 31, 2001 were approximately $10,000.

ALL OTHER FEES

    The aggregate fees billed by KPMG LLP for professional services rendered to the Company, other than those described above, for the fiscal year ended
March 31, 2001 were approximately $1,200,000.

    The Audit Committee has considered whether the provision of the services, other than those in connection with the audit, is compatible with maintaining the independence of KPMG LLP and has determined that the provision of such services is so compatible.

    A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

    In the event that the stockholders fail to ratify the appointment of KPMG LLP, the Board of Directors will reconsider its selection of the firm as the Company's independent auditors for the fiscal year ending March 31, 2002.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           ADVANCE NOTICE PROCEDURES

    Under the Company's By-laws, nominations for a director at the Company's annual meeting may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to the principal executive offices of the Company (containing certain information specified in the By-laws) (i) not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

    The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at such meeting who has delivered notice to the principal executive offices of the Company (containing certain information specified in the By-laws) (i) not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

    A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Secretary of the Company at the Company's World Headquarters.

                             STOCKHOLDER PROPOSALS

    The submission deadline for stockholder proposals for consideration for inclusion in proxy materials for the 2002 Annual Meeting is March 20, 2002. All such proposals must be received by the Secretary of the Company at the Company's World Headquarters.

                            EXPENSES OF SOLICITATION

    The Company will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the SEC and the New York Stock Exchange. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, personal interview, telephone, telegram, facsimile, advertisements in periodicals and postings on the Company's website. In addition, the Company has retained MacKenzie
Partners, Inc. and D.F. King & Co., Inc. to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $1,500,000 in the aggregate plus out-of-pocket expenses. MacKenzie Partners, Inc. will employ approximately 125 persons, and D.F King & Co., Inc. will employ approximately 125 persons, in connection with their respective solicitation of proxies.

    Expenses related to the solicitation of shareholders in excess of those normally spent for an annual meeting and excluding the costs of litigation are expected to aggregate approximately $9,200,000, of which approximately $2,650,000 has been spent to date. EXHIBIT C SETS FORTH CERTAIN INFORMATION RELATING TO THE COMPANY'S DIRECTORS AND CERTAIN OFFICERS AND OTHER EMPLOYEES WHO MAY BE SOLICITING PROXIES ON THE COMPANY'S BEHALF.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the meeting that as of the date of this Proxy Statement is unknown to the Board of Directors, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please either vote electronically or by telephone, or sign and date your proxy and return it in the enclosed postpaid envelope.

                                                       By Order of the Board of Directors

                                                       /s/ Michael A. McElroy

                                                       Michael A. McElroy
                                                       SENIOR VICE PRESIDENT AND SECRETARY

Dated: July 18, 2001
Islandia, New York

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH REQUESTS SHOULD BE ADDRESSED
TO:

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                      ATTN: INVESTOR RELATIONS DEPARTMENT
            ONE COMPUTER ASSOCIATES PLAZA, ISLANDIA, NEW YORK 11749
 THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET (CA.COM).

                                                                       EXHIBIT A

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

    The Board of Directors (the "Board") of Computer Associates International, Inc. (the "Company") has established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described below.

COMPOSITION

    The Committee and its members shall meet the requirements of the New York Stock Exchange (the "NYSE"). The Committee comprises three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall appoint one of the members Committee chairperson. Such appointment will be for a one-year term and will be ratified by the full Board. Each Committee member must be, or must become within a reasonable period of time after appointment, "financially literate," which qualification shall be determined by the Board. In addition, at least one Committee member shall have accounting or related financial management expertise.

AUTHORITY

    The Committee may at its own initiative or at the request of the Board investigate any activity of the Company. All employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

RESPONSIBILITY

    The Committee is to serve as a focal point for communication between non-Committee directors, the independent auditors, the Company's internal audit department, and the Company's management as their duties relate to financial accounting, reporting, and controls. The Committee is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries, and the sufficiency of auditing relative thereto. The Committee is the Board's principal agent in assuring the independence of the Company's independent auditors, the integrity of financial management, and the adequacy of financial disclosures to stockholders. However, the opportunity for the independent auditors to meet with individual directors or the entire Board of Directors, as needed, is not to be restricted.

    The Company's independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent auditors (or to nominate the independent auditor to be proposed for any shareholder approval in the Company's proxy statement).

MEETINGS

    The Committee is to meet at least three times per fiscal year, and as many additional times as the Committee deems necessary.

ATTENDANCE

    A majority of the members of the Committee must be present at all Committee meetings and every effort should be made to hold meetings with all members present. As necessary or desirable, the chairperson may request that members of management, the manager of internal audit, and representatives of the independent auditors be present at meetings of the Committee.

MINUTES

    Minutes of each Committee meeting are to be prepared summarizing the matters discussed.

SPECIFIC DUTIES

    The Committee is to:

    (1) Inform the independent auditors and management that the independent auditors and the members of the Committee may communicate with each other at any time.

    (2) Review with the Company's management, independent auditors, and manager of internal audit, the Company's policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

    (3) Have familiarity with the accounting and reporting principles and practices applied by the Company in preparing its financial statements and make, or cause to be made, all necessary inquiries of management and the independent auditors concerning established standards of corporate conduct and performance and any deviations therefrom.

    (4) Review the adequacy and scope of the annual internal audit plan with the manager of internal audit as well as the independent auditors.

    (5) Review, prior to the annual audit, the scope and general extent of the independent auditor's audit examinations. The auditor's fees are to be arranged with management and annually summarized for Committee review and approval.

    (6) Review with management the extent of nonaudit services planned to be provided by the independent auditors in relation to the objectivity needed in the audit.

    (7) Review with management and the independent auditors, upon completion of their audit, financial results at year end prior to filing or distribution.

    (8) Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and also inquire of the independent auditors whether there have been any disagreements with management, which if not satisfactorily resolved would have caused the independent auditors to issue a non-standard report on the Company's financial statements. Elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    (9) Discuss with the independent auditors and management the quality of the Company's financial and accounting personnel and any relevant recommendations the independent auditors may have.

   (10) Discuss any significant changes to the Company's accounting principles and any items required to be communicated to the independent auditors in accordance with SAS 61, as amended.

   (11) Review and reassess the adequacy of this Charter at least annually and submit this Charter to the Board of Directors for approval and have this Charter published at least every three years in accordance with SEC regulations.

   (12) Ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

   (13) Recommend to the Board the retention or replacement of the independent auditors.

   (14) Apprise the Board, as necessary, through minutes and special presentations of significant developments in the course of performing the above duties.

   (15) Annually prepare a report to shareholders as required by the SEC for inclusion in the Company's annual proxy statement.

   (16) Recommend to the Board any appropriate extensions or changes in the duties of the Committee.

                                                                       EXHIBIT B

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                             2001 STOCK OPTION PLAN
                             Effective July 1, 2001

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

    SECTION 1.01 PURPOSE. The purpose of this Computer Associates International, Inc. 2001 Stock Option Plan (the "Plan") is to enable Computer Associates International, Inc. (the "Company") to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (i) providing incentives and rewards to Employees and Consultants who are in a position to contribute materially to the success and long-term objectives of the Company, (ii) aiding in the recruitment and retention of Employees of outstanding ability, and (iii) providing Employees and Consultants an opportunity to acquire or expand equity interests in the Company, thus aligning the interests of such Employees and Consultants with those of the Company's shareholders. Towards these objectives, the Plan provides for grants of Nonqualified Stock and Incentive Stock Options.

    SECTION 1.02 EFFECTIVE DATE; SHAREHOLDER APPROVAL. The Plan is effective as of July 1, 2001, subject to the approval by a vote at the Company's 2001 Annual Meeting of Stockholders, or any adjournment of such meeting, of the holders of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote at such meeting. Any Awards granted under the Plan prior to the approval of the Plan by the Company's shareholders, as provided herein, shall be contingent on such approval; if such approval is not obtained, the Plan shall have no effect, and any Awards granted under the Plan shall be rescinded.

                                   ARTICLE II
                                  DEFINITIONS

    For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage and context:

    SECTION 2.01 "AWARD" means any Nonqualified Stock Option or Incentive Stock Option granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/ or limitations (if any) as the Committee may establish and set forth in the applicable Award Certificate.

    SECTION 2.02 "AWARD CERTIFICATE" means the document distributed, either in writing or by electronic means, issued by the Committee to a Participant evidencing the grant of a Stock Option.

    SECTION 2.03  "BOARD"  means the Board of Directors of the Company.

    SECTION 2.04 "CHANGE IN CONTROL" means the happening of any of the following events:

        (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:

    (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transactions which complies with clauses (i), (ii) and (iii) of subsection
    (c) of this Section 2.06;

        (b) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute a majority of the Board; PROVIDED, HOWEVER, for purposes of this Section 2.06, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, PROVIDED FURTHER, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

        (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as the result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

        (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    SECTION 2.05  "CODE"  means the Internal Revenue Code of 1986, as amended.

    SECTION 2.06 "COMMITTEE" means the Stock Option and Compensation Committee of the Board or any successor committee or subcommittee of the Board which is comprised solely of two or more outside directors (within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations).

    SECTION 2.07 "COMMON STOCK" means the Common Stock, $.10 par value per share, of the Company.

    SECTION 2.08  "COMPANY"  means Computer Associates International, Inc.

    SECTION 2.09  "CONSULTANT"  means any consultant or adviser if:

        (a) the consultant or advisor renders bona fide services to the Company;

        (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

        (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

    SECTION 2.10 "DISABLED" OR "DISABILITY" means permanently and totally disabled within the meaning of Section 22(e) of the Code.

    SECTION 2.11 "EMPLOYEE" means any individual who performs services as a common law employee for the Company or a Related Company. "Employee" shall not include any seasonal or temporary employees.

    SECTION 2.12 "EXERCISE PRICE" means the price per Share, as fixed by the Committee, at which Shares may be purchased under a Stock Option. In no event shall the Exercise Price with respect to any Share subject to a Stock Option be set at a price that is less than the Fair Market Value of a Share as of the date of grant.

    SECTION 2.13 "FAIR MARKET VALUE" means the closing sales price of a Share as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on such date, on the next preceding day on which there were sales of Shares reported.

    SECTION 2.14 "INCENTIVE STOCK OPTION" means a Stock Option granted under the Plan that meets the requirements of Section 422 of the Code and any regulations or rules promulgated thereunder and is designated by the Committee in the Award Certificate to be an Incentive Stock Option.

    SECTION 2.15 "NONQUALIFIED STOCK OPTION" means any Stock Option granted under the Plan that is not an Incentive Stock Option.

    SECTION 2.16 "PARTICIPANT" means an Employee or Consultant who has been granted an Award under the Plan.

    SECTION 2.17 "PLAN" means the Computer Associates International, Inc. 2001 Stock Option Plan, as set forth in this document and as may be amended from time to time.

    SECTION 2.18  "PRIOR PLAN"  means the Computer Associates
International, Inc. 1991 Stock Incentive Plan.

    SECTION 2.19 "RELATED COMPANY" means a consolidated subsidiary of the Company for purposes of reporting in the Company's consolidated financial statements.

    SECTION 2.20 "REPORTING PERSON" means an Employee who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

    SECTION 2.21 "RETIREMENT" means retirement (i) at or after age 55 with ten years of service or (ii) at or after age 65.

    SECTION 2.22 "RIGHTS AGREEMENT" means the Rights Agreement dated June 18, 1991, as amended from time to time, between the Company and Mellon Investor Services LLC (as successor rights agent to Manufacturers Hanover Trust Company).

    SECTION 2.23  "SHARES"  means shares of Common Stock.

    SECTION 2.24 "STOCK OPTION" means a right granted under the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan shall be in the form of either Incentive Stock Options or Nonqualified Stock Options.

    SECTION 2.25 "TERMINATION OF CONSULTANCY" means the date of cessation of a Consultant's service relationship with the Company for any reason, with or without cause, as determined by the Company.

    SECTION 2.26 "TERMINATION OF EMPLOYMENT" means the date of cessation of an Employee's employment relationship with the Company and any Related Company for any reason, with or without cause as determined by the Company; provided, however, that for purposes of the Plan, an Employee's employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment with the Government) if the period of such leave does not exceed ninety (90) days, or if longer, so long as the Employee's right to reemployment with the Company or a Related Company is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Employee's right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the ninety-first
(91st) day of such leave.

                                  ARTICLE III
                                 ADMINISTRATION

    SECTION 3.01  THE COMMITTEE.  The Plan shall be administered by the
Committee.

    SECTION 3.02 AUTHORITY OF THE COMMITTEE. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (1) interpret the Plan; (2) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;
(3) select Employees and Consultants to receive Awards under the Plan;
(4) determine the form of an Award, the number of Shares subject to an Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award including, without limitation, the timing or conditions of exercise or vesting, and the terms of any Award Certificate; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) except as provided in
Section 4.03(f), waive or amend any terms, conditions, restrictions or limitations of an Award; (7) in accordance with Article V, make such adjustments to the Plan (including but not limited to adjustment of the number of shares available under the Plan or any Award) and/or to any Award granted under the Plan, as may be appropriate; (8) accelerate the vesting or exercise of an Award when such action or actions would be in the best interest of the Company;
(9) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership; (10) establish such subplans as the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (11) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

    SECTION 3.03 EFFECT OF DETERMINATIONS. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

    SECTION 3.04 DELEGATION OF AUTHORITY. The Committee, in its discretion, may delegate its authority and duties under the Plan to such other individual, individuals or committee as it may deem advisable, under such conditions and subject to such limitations as the Committee may establish. Notwithstanding the foregoing, only the Committee shall have authority to grant and administer Awards to Reporting Persons or any Employee who is acting as a delegate of the Committee in respect of the Plan.

    SECTION 3.05 NO LIABILITY. No member of the Committee, nor any person acting as a delegate of the Committee in respect of the Plan, shall be liable for any losses incurred by any person resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted thereunder.

                                   ARTICLE IV
                                     AWARDS

    SECTION 4.01 ELIGIBILITY. All Employees and Consultants shall be eligible to receive Awards granted under the Plan, except that only Employees shall be eligible to receive grants of Incentive Stock Options under the Plan.

    SECTION 4.02 PARTICIPATION. The Committee, at its sole discretion, shall select from time to time Participants from those persons eligible under
Section 4.01 above to receive Awards under the Plan.

    SECTION 4.03 STOCK OPTIONS. Stock Options granted under the Plan shall, at the discretion of the Committee, be in the form of either Nonqualified Stock Options, Incentive Stock Options or a combination of the two, subject to the restrictions set forth in paragraph (e) below. Where both an a Nonqualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award. The Committee shall designate the form of the Stock Option at the time of grant and such form shall be specified in the Award Certificate. Stock Options shall be subject to the following terms and conditions:

        (a) AMOUNT OF SHARES. The Committee may grant Stock Options to a Participant in such amounts as the Committee may determine, subject to the limitations set forth in Section 5.01 of the Plan. The number of Shares subject to a Stock Option shall be set forth in the applicable Award Certificate.

        (b) EXERCISE PRICE. The per Share Exercise Price of a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Certificate. In no event shall the Exercise Price of a Stock Option be less than the Fair Market Value of a Shares as of the date of grant.

        (c) TERM AND TIMING OF EXERCISE. Each Stock Option granted under the Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

           (i) The Committee shall have the discretion to determine when each Stock Option granted hereunder shall become exercisable, and prescribe any vesting schedule limiting the exercisability of such Stock Option as it may deem appropriate; provided, however, that, except as otherwise provided in this Section 4.03(c), no Stock Option shall become exercisable prior to the date which is one year after the date on which the Option was granted;

           (ii) Stock Options shall lapse ten years after the date of grant;

          (iii) The Committee may, on a case by case basis, provide in an Award Certificate that the Stock Options subject to the Award shall become immediately exercisable upon a Change in Control;

           (iv) All Stock Options granted to a Participant shall become immediately exercisable upon the death of the Participant and must be exercised, if at all, within one year after such Participant's death, but in no event after the date such Stock Options would otherwise lapse, by the estate or by the person given authority to exercise such Stock Options by his will or by operation of law. In the event a Stock Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Stock Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Stock Option has been transferred by the Participant's will or by the applicable laws of descent and distribution;

           (v) Except as otherwise provided in Section 7.03, upon an Employee's Termination of Employment, or a Consultant's Termination of Consultancy, for any reason other than death, all Stock Options that have not become exercisable as of the date of termination shall be forfeited and to the extent that Stock Options have become exercisable as of such date, such Stock Options must be exercised, if at all, within 30 days after such Termination of Employment or Termination of Consultancy, or within such other period determined by the Committee and set forth in the applicable Award Certificate; and

           (vi) Notwithstanding the foregoing, the Committee may, at its discretion, set forth in the applicable Award Certificate vesting schedules and time periods for permitted exercise that differ from those provided herein in the event of the Disability or Retirement of an Employee, or such other event as it may determine to be appropriate; provided, however, that in no event shall the Committee provide in an Award Certificate for the exercise of any portion of a Stock Option after the date such Stock Option would otherwise lapse.

        (d) PAYMENT OF EXERCISE PRICE. The Exercise Price shall be paid in full when the Stock Option is exercised and stock certificates shall be registered and delivered only upon receipt of such payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. In addition, at the discretion of the Committee, payment of all or a portion of the Exercise Price may be made by:

           (i) Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of the Shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

           (ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

          (iii) any combination of the foregoing.

        (e) INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions:

           (i) ELIGIBILITY. Incentive Stock Options may only be granted to Employees of the Company or a Related Company that is a subsidiary or parent corporation, within the meaning of Code Section 424, of the Company. In no event may an Incentive Stock Option be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or such Related Company or to a Consultant.

           (ii) AMOUNT OF AWARD. The aggregate Fair Market Value on the date of grant of the Shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant's Incentive Stock Options under this Plan and all Plan's maintained by the Company and a Related Company shall be aggregated. To the extent any Incentive Stock Option first becomes exercisable in a calendar year and such limit would be exceeded, such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

           (iii) TIMING OF EXERCISE. In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than 30 days after the Participant's Termination of Employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled), such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

           (iv) TRANSFER RESTRICTIONS. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

        (f) NO REPRICING. Except as otherwise provided in Section 5.03, in no event shall the Committee decrease the Exercise Price of a Stock Option after the date of grant or cancel outstanding Stock Options and grant replacement Stock Options with a lower exercise price without first obtaining the approval of the holders of a majority of the Shares present in person or by proxy at a meeting of the Company's shareholders and entitled to vote at such meeting.

    SECTION 4.04 CODE SECTION 162(M). It is the intent of the Company that Awards granted under the Plan satisfy, and that this Article IV be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the regulations thereunder so that the Company's tax deduction for Awards is not disallowed in whole or in part by operation of Code Section 162(m). If any provision or this Plan or of any Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

                                   ARTICLE V
                    SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

    SECTION 5.01 SHARES AVAILABLE. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company's treasury that have been approved by the Company's shareholders for issuance under the Prior Plan but which, as of the June 24, 2001 termination date of such Prior Plan, have not been awarded under such Prior Plan. Subject to adjustment in accordance with Section 5.03, the total number of Shares with respect to which Awards may be issued under the Plan may equal but shall not exceed in the aggregate 7,500,000 Shares; provided, however, that from the aggregate limit no more than 1,000,000 Shares in the form of Stock Options may be granted to any one Participant during any fiscal year of the Company. All 7,500,000 Shares that will be made available under this Plan may be awarded in the form of Incentive Stock Options.

    SECTION 5.02 COUNTING RULES. For purposes of determining the number of Shares remaining available under the Plan (i.e., Shares originally approved under the Prior Plan, but made available for issuance under this Plan in accordance with Section 5.01), any Shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without issuance of Shares, or are settled in cash in lieu of Shares, shall be available again for issuance under the Plan. In the event Shares are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of the withholding obligations thereunder, the Shares so tendered or withheld shall become available for issuance under the Plan.

    SECTION 5.03 ADJUSTMENTS. In the event of a change in the outstanding Shares by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, in the number or kind of Shares subject to an outstanding Stock Option, or in the Exercise Price of a Stock Option, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.

    SECTION 5.04 CONSOLIDATION, MERGER OR SALE OF ASSETS. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company's assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; PROVIDED, HOWEVER, that the Committee (or, if applicable, the Board of Directors of the entity assuming the Company's obligations under the Plan) shall, in its discretion, have the power to either:

        (a) provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; PROVIDED, HOWEVER, that the Committee (or successor Board of Directors) may provide, in its discretion, that for purposes of this subsection, all outstanding Awards are currently exercisable, whether or not vested; or

        (b) cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date (or, if greater, the value per Share of the consideration received by holders of Shares as a result of such merger, consolidation, reorganization or sale) and the Exercise Price.

    SECTION 5.05 POOLING. Notwithstanding anything to the contrary in the Plan, the Committee shall have no authority to take any action under the Plan where such action would adversely affect the Company's ability to account for any business combination as a "pooling of interests."

    SECTION 5.06 FRACTIONAL SHARES. No fractional Shares shall be issued under the Plan. In the event that a Participant acquires the right to receive a fractional Share under the Plan, such Participant shall receive, in lieu of such fractional Share, cash equal to the Fair Market Value of the fractional Share as of the date of settlement.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

    SECTION 6.01 AMENDMENT. The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan, decreases the Exercise Price at which Stock Options may be granted or materially modifies the eligibility requirements for participation in the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.

    SECTION 6.02 TERMINATION. The Plan shall terminate upon the earlier of the following dates or events to occur:

        (a) the adoption of a resolution of the Board terminating the Plan; or

        (b) the three-year anniversary of the date of the Company's 2001 Annual Meeting of Stockholders.

    No Awards shall be granted under this Plan after it has been terminated. However, the termination of the Plan shall not alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Certificate.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    SECTION 7.01 NONTRANSFERABILITY OF AWARDS. Except as otherwise provided in this Section 7.01, no Stock Options awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution, by the Participant and no other persons shall otherwise acquire any rights therein. Nothing in the preceding sentence, however, shall bar the transfer of a Nonqualified Stock Option to a Participant's spouse pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code or Section 206(d) of the Employee Retirement Income Security Act or 1974, as amended. During the lifetime of a Participant, Stock Options (except for Nonqualified Stock Options that are transferable pursuant to subparagraphs (a) and
(b) below) shall be exercisable only by the Participant and shall not be assignable or transferable except as provided above.

        (a) in the case of a Nonqualified Stock Option, the Committee may, in its sole discretion, provide in the applicable Award Certificate that all or any part of such Nonqualified Stock Option may, subject to the prior written consent of the Committee, be transferred to one or more of a following classes of donees: family member, a trust for the benefit of a family member, a limited partnership whose partners are solely family members or any other legal entity set up for the benefit of family members. For purposes of this Section 7.01, a family member means a Participant's spouse, children, grandchildren, parents, grandparents (natural, step, adopted, or in-laws), siblings, nieces, nephews and grandnieces and grandnephews.

        (b) except as otherwise provided in the applicable Award Certificate, any Nonqualified Stock Option transferred by a Participant pursuant to paragraph (a) above may be exercised by the transferee only to the extent such Nonqualified Stock Option would have been exercisable by the Participant had no transfer occurred. Any such transferred Nonqualified Stock Option shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Certificate. The Participant or the Participant's estate shall remain liable for any withholding tax which may be imposed by any federal, state or local tax authority and the transfer of Shares upon exercise of such Nonqualified Stock Option shall be conditioned on the payment of such withholding tax. The Committee may, in its sole discretion, withhold its consent to all or a part of any transfer of a Nonqualified Stock Option pursuant to this
    Section 7.01 unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any such withholding tax. The Participant must immediately notify the Committee, in such form and manner as required by the Committee, of any proposed transfer of a Nonqualified Stock Option pursuant to this Section 7.01 and no such transfer shall be effective until the Committee consents thereto in writing.

        (c) anything in this Section 7.01 to the contrary notwithstanding, in no event may the Committee permit an Incentive Stock Option to be transferred by any Participant other than by will or the laws of descent and distribution.

    SECTION 7.02 WITHHOLDING OF TAXES. As a condition to the delivery of any Shares pursuant to the exercise of a Stock Option, the Committee may require that the Participant, at the time of such exercise, pay to the Company by cash or by certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may, however, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.03(d). In addition, the Committee may, in its discretion, permit payment of tax withholding obligations to be made by instructing the Company to withhold Shares that would otherwise be issued on exercise having a Fair Market Value on the date of exercise equal to the applicable portion of the tax withholding obligations being so paid. Notwithstanding the foregoing, in no event may any amount greater than the minimum statutory withholding obligation be satisfied by tendering or withholding Shares.

    SECTION 7.03 SPECIAL FORFEITURE PROVISION. The Committee may, at its discretion, provide in an Award Certificate that a Stock Option granted to any Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any subsidiary or affiliate, shall forfeit all rights under any outstanding Stock Option and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Stock Option. This special forfeiture provision will not apply to a particular grant unless it is so specified in the Award Certificate.

    SECTION 7.04 NO IMPLIED RIGHTS. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Employee for the continuation or his or her employment. The Company expressly reserves the right, which may be exercised at any time and without regard to when such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan.

    SECTION 7.05 NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon the Participant to exercise such Stock Option.

    SECTION 7.06 NO RIGHTS AS SHAREHOLDERS. A Participant granted an Award under the Plan shall have no rights as a shareholder of the Company with respect to such Award unless and until such time as certificates for the Shares underlying the Award are registered in such Participant's name. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

    SECTION 7.07 INDEMNIFICATION OF COMMITTEE. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Committee or a delegate of the Committee so acting.

    SECTION 7.08 NO REQUIRED SEGREGATION OF ASSETS. Neither the Company nor any Related Company shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

    SECTION 7.09 NATURE OF PAYMENTS. All Awards made pursuant to the Plan are in consideration of services for the Company or the Related Companies. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Related

Company except as may be determined by the Board or by the board of directors of the applicable Related Company.

    SECTION 7.10 SECURITIES EXCHANGE ACT COMPLIANCE. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If any provision or this Plan or of any grant of an Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

    SECTION 7.11 GOVERNING LAW; SEVERABILITY. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of New York and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

                                                                       EXHIBIT C

            INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

    Under applicable SEC regulations, the members of the Board of Directors and certain officers and employees of Computer Associates may be deemed to be "participants" in the Company's solicitation of proxies from the Company's shareholders to vote in favor of the election of the directors nominated by the Board, approval of the 2001 Stock Option Plan, and ratification of the Board's appointment of KPMG LLP as Computer Associates' independent auditors for the fiscal year ending March 31, 2002. Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the number of shares of the Company's Common Stock beneficially owned and additional information concerning transactions in shares of Common Stock of the Company during the past two years. Unless otherwise indicated, the business address of each participant is One Computer Associates Plaza, Islandia, New York 11749.

                        DIRECTORS AND DIRECTOR NOMINEES

    The principal occupation of the Company's directors who may be deemed participants in the solicitation are set forth under "ITEM 1--ELECTION OF DIRECTORS" in this proxy statement. The name, business and address of the directors are as follows:

NAME                                   ADDRESS
----                                   -------
Russell M. Artzt.....................  *

Linus W. L. Cheung...................  Pacific Century Cyberworks Limited
                                       Hong Kong Telecom Tower, 42nd Street
                                       Taikoo Place, Quarry Bay, Hong Kong

Alfonse M. D'Amato...................  Park Strategies LLC
                                       101 Park Avenue, Suite 2506
                                       New York, NY 10178

Willem F.P. de Vogel.................  Three Cities Research, Inc.
                                       135 East 57th St.
                                       New York, NY10022

Richard A. Grasso....................  New York Stock Exchange
                                       11 Wall Street, Room 604
                                       New York, NY 10005

Shirley Strum Kenny..................  State University at Stony Brook
                                       Administration Building, Room 310
                                       Stony Brook, NY 11794 - 0701

Sanjay Kumar.........................  *

Roel Pieper..........................  Insight Capital Partners Europe
                                       2061 CR Bloemendaal
                                       Mollaan 1a
                                       The Netherlands

NAME                                   ADDRESS
----                                   -------
Lewis S. Ranieri.....................  Ranieri & Co, Inc.
                                       50 Charles Lindbergh Blvd., Suite 500
                                       Uniondale, NY 11553 - 3600

Charles B. Wang......................  *

------------------------

* Unless otherwise indicated, the director's address is c/o Computer Associates International, Inc., One Computer Associates Plaza, Islandia, NY 11749.

                         CERTAIN OFFICERS AND EMPLOYEES

NAME                                   PRINCIPAL OCCUPATION
----                                   --------------------
Lisa C. Savino.......................  Vice President - Investor Relations
Ira H. Zar...........................  Executive Vice President - Finance and Chief
                                       Financial Officer

  INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

    None of the participants owns any of the Company's Common Stock of record but not beneficially. The number of shares of the Company's Common Stock held by directors and the named executive officers is set forth under the "BOARD AND MANAGEMENT OWNERSHIP" section of this proxy statement. The number of shares of the Company's Common Stock held by the other participants as of July 5, 2001 is set forth below. The information includes shares of Computer Associates Common Stock that may be acquired within 60 days after July 5, 2001 through the exercise of stock options, and shares of Computer Associates Common Stock credited to the individual's account in the Company's tax-qualified profit-sharing plan.

NAME OF                                                NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                      BENEFICIALLY OWNED   OF CLASS
----------------                                      ------------------   --------
Lisa C. Savino......................................            24,688       *

------------------------

*   Represents less than 1% of the outstanding Common Stock.

 INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

    The following table sets forth purchases and sales of the Company's securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                                                     NUMBER OF SHARES OF
                                                  COMMON STOCK, OR OPTIONS
                                                   TO ACQUIRE SUCH STOCK,
NAME                                     DATE     ACQUIRED OR (DISPOSED OF)    NOTES
----                                   --------   -------------------------   --------
DIRECTORS
-------------------------------------
Russell M. Artzt.....................  07/21/99              250,000              (1)
                                        08/9/99              300,000              (2)
                                        08/9/99             (300,000)             (7)
                                       02/02/00              136,564              (2)
                                       02/03/00              163,436              (2)
                                       02/09/00             (300,000)             (7)

                                                     NUMBER OF SHARES OF
                                                  COMMON STOCK, OR OPTIONS
                                                   TO ACQUIRE SUCH STOCK,
NAME                                     DATE     ACQUIRED OR (DISPOSED OF)    NOTES
----                                   --------   -------------------------   --------
                                       03/31/00                  506              (8)
                                       05/22/00               13,785              (5)
                                       12/08/00             (450,000)             (3)
                                       05/31/01               24,132              (2)
                                       06/29/01                1,041              (8)
Alfonse M. D'Amato...................  08/26/99                6,750              (1)
                                       08/31/00                6,750              (1)
Willem F.P. de Vogel.................  08/26/99                6,750              (1)
                                       08/31/00                6,750              (1)
Richard A. Grasso....................  08/26/99                6,750              (1)
                                       08/31/00                6,750              (1)
Shirley Strum Kenny..................  07/07/00                2,000              (7)
Sanjay Kumar.........................  07/21/99              750,000              (1)
                                       09/07/99             (150,000)             (7)
                                       12/02/99              (94,500)             (7)
                                       12/02/99               (5,500)             (7)
                                       03/03/00              100,000              (2)
                                       03/03/00             (100,000)             (7)
                                       03/31/00                  468              (8)
                                       05/22/00               80,000              (5)
                                       06/02/00             (100,000)             (7)
                                       06/30/00                  357              (9)
                                       12/08/00           (1,350,000)             (3)
                                       12/21/00              567,064              (2)
                                       06/29/01                1,029              (8)
Roel Pieper..........................  08/26/99                6,750              (1)
                                       08/31/00                6,750              (1)
Charles B. Wang......................  07/21/99            1,000,000              (1)
                                       07/27/99             (100,000)             (7)
                                       07/28/99              (70,000)             (7)
                                       07/29/99               (9,500)             (7)
                                       07/30/99              (20,500)             (7)
                                       08/02/99             (100,000)             (7)
                                       10/20/99             (300,000)             (7)
                                       10/20/99                 (335)             (4)
                                       12/29/99             (181,800)             (4)
                                       01/10/00               (1,120)             (4)
                                       02/07/00             (179,500)             (7)
                                       02/08/00             (120,500)             (7)
                                       03/31/00                  310              (8)
                                       05/18/00               (5,000)             (7)
                                       05/22/00              121,208              (5)
                                       05/22/00              (20,000)             (7)
                                       05/23/00              (50,000)             (7)
                                       05/24/00              (50,000)             (7)
                                       05/25/00              (25,000)             (7)
                                       05/30/00              (45,000)             (7)
                                       06/01/00             (105,000)             (7)

                                                     NUMBER OF SHARES OF
                                                  COMMON STOCK, OR OPTIONS
                                                   TO ACQUIRE SUCH STOCK,
NAME                                     DATE     ACQUIRED OR (DISPOSED OF)    NOTES
----                                   --------   -------------------------   --------
                                       06/13/00            2,568,750              (2)
                                       06/13/00           (1,078,029)             (6)
                                       09/01/00                 (615)             (4)
                                       09/18/00               (1,863)             (4)
                                       12/08/00           (2,700,000)             (3)
                                       12/28/00             (526,000)             (4)
                                       06/29/01                  478              (8)

OFFICERS AND EMPLOYEES
-------------------------------------
Lisa C. Savino.......................  07/21/99               20,000              (1)
                                       11/26/99               (1,000)             (7)
                                       01/28/00               (1,300)             (7)
                                       03/31/00                 (407)            (10)
                                       06/30/00                   80              (9)
                                       07/20/00               40,000              (1)
                                       12/29/00                  226              (9)
                                       06/29/01                  493              (8)
Ira H. Zar...........................  07/21/99              500,000              (1)
                                       10/20/99              152,700              (1)
                                       03/31/00                  306              (8)
                                       07/20/00              900,000              (1)
                                       06/29/01                  477              (8)

------------------------

(1) Grant of Stock Option.

(2) Exercise of Stock Option.

(3) Shares disposed to the Company pursuant to the Stipulation of Settlement, dated 12/8/00, in Sanders v. Computer Associates International, Inc.

(4) Gift (Given).

(5) Stock Grant under the 1994 Annual Incentive Compensation Plan.

(6) Payment of Exercise Price and Taxes on Option by Delivering Securities to Company.

(7) Open Market Purchase or (Sale).

(8) The aggregate number of shares acquired, as of the date indicated, were acquired through periodic employee contributions and/or the Company's periodic matching or other contributions under the Computer Associates Savings Harvest Plan, a 401(k) plan.

(9) Shares acquired and held through the Computer Associates Employee Stock Purchase Plan, an employee benefit plan. Information presented as of the date indicated.

(10) The aggregate number of shares disposed of, as of the date indicated, were disposed of through periodic employee dispositions under the Computer Associates Savings Harvest Plan, a 401(k) plan.

               MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

    Except as described in this Exhibit C or in the proxy statement, to the best knowledge of the Company, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates") (i) directly or indirectly beneficially owns any shares of the Company's Common Stock or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Exhibit C or in this proxy statement, to the best knowledge of the Company, no participant or Participant Affiliate is either a party to any transaction or series of transaction since the beginning of the Company's last fiscal year, or has knowledge of any currently proposed transaction or series of transactions, (i) in which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had or will have, a direct or indirect material interest.

    Except as described in this Exhibit C or in the proxy statement, to the knowledge of the Company, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2001 Annual Meeting of Stockholders.

    To the knowledge of the Company, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Exhibit C or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

                                   IMPORTANT

    Your proxy is important. No matter how many shares of Computer Associates Common Stock you own, please give the Company your proxy "FOR" the election of the Board's nominees for director and "AGAINST" the Wyly Slate by signing, dating and returning the Company's WHITE proxy card today in the postage prepaid envelope provided.

               YOUR BOARD URGES YOU NOT TO RETURN ANY PROXY CARDS
                        YOU MAY HAVE RECEIVED FROM WYLY

    If you have already submitted a proxy to Wyly for the Annual Meeting, you may change your vote to a vote "FOR" the election of the Board's nominees and "AGAINST" the Wyly Slate by signing, dating and returning the Company's WHITE proxy card, which must be dated after any proxy you may have submitted to Wyly. Only your last dated proxy for the Annual Meeting will count at the meeting.

    If any of your shares of Computer Associates Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Please sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

    If you have any questions or require any additional information or assistance, please call either of our proxy solicitors, MacKenzie
Partners, Inc. or D.F. King & Co., Inc., at any of the numbers set forth below.

                                     [LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
              Call 1-800-322-2885 (TOLL FREE IN THE UNITED STATES)
                          OR 1-212-929-5500 (COLLECT)

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
              Call 1-800-431-9642 (TOLL FREE IN THE UNITED STATES)
                          OR 1-212-269-5550 (COLLECT)

                                     [LOGO]

WHITE PROXY

                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
                       2001 ANNUAL MEETING OF STOCKHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPUTER ASSOCIATES BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 29, 2001.

     The undersigned hereby appoints Daniel H. Burch and Jeanne M. Carr, and each of them, as proxies, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock, par value $.10 per share, of Computer Associates International, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, August 29, 2001, at 10:00 a.m. Eastern Daylight Time, at the Wyndham Wind Watch Hotel, 1717 Motor Parkway, Islandia, New York, and at any adjournment or postponement thereof, upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and upon such other matters as may properly come before the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED,THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT PRESENT, THE BOARD KNOWS OF NO OTHER BUSINESS WHICH WILL COME BEFORE THE MEETING.

               (CONTINUED ON REVERSE SIDE. PLEASE SIGN AND DATE.)
--------------------------------------------------------------------------------
                         *  FOLD AND DETACH HERE  *




   IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT EITHER
     ONE OF THE FIRMS ASSISTING US IN THE SOLICITATION OF PROXIES, MACKENZIE
      PARTNERS, INC., TOLL FREE AT 1-800-322-2885, OR D.F. KING & CO., INC.,
                         TOLL FREE AT 1-800-431-9642

                                                              Please mark
                                                             your votes as   /X/
                                                             indicated in
                                                             this example


THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3

                                                                 FOR   WITHHOLD

1. Election of the following director nominees to serve for      / /      / /
   the following year and until their successors are elected:


Nominees are: Russell M. Artzt, Linus W.L. Cheung, Alfonse M. D'Amato, Willem F.P. de Vogel, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, Roel Pieper, Lewis S. Ranieri, Charles B. Wang.

Withhold vote only from:________________________________________________________


                                                         FOR   AGAINST   ABSTAIN

2. Approval of the 2001 Stock Option Plan.               / /     / /       / /

3. Ratification of the appointment of KPMG LLP           / /     / /       / /
   as the Company's independent auditors for the fiscal year ending March 31, 2002.


Mark here if your address has changed and provide us with your new
address in the space provided to the right:                               / /

New Address:
            -------------------------------------------------------

            -------------------------------------------------------

            -------------------------------------------------------

Date______________  Signature ______________________
          Title or Authority_________________ Joint Signature _________________
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD
EACH SIGN PERSONALLY. CORPORATION PROXIES SHOULD BE SIGNED IN CORPORATE NAME
BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE THEIR TITLE WHEN SIGNING.

--------------------------------------------------------------------------------
                         *  FOLD AND DETACH HERE  *

  Notice: If you plan on attending the 2001 Annual Meeting, please detach this portion of the proxy card and use as your admission ticket.

           No admission will be granted without an admission ticket.

                       ANNUAL MEETING OF STOCKHOLDERS
             AUGUST 29, 2001, 10:00 A.M. (EASTERN DAYLIGHT TIME)
                         WYNDHAM WIND WATCH HOTEL
                            1717 MOTOR PARKWAY
                            ISLANDIA, NY 11749
                              1-631-232-9800

From East of Islandia: Take 495 West to Exit 58. (Old Nichols Road.) Go North on Old Nichols Road. Make a left on Motor Parkway. The Wyndham Wind Watch Hotel is on the right. From West of Islandia: Take 495 East to Exit 57. (Motor Parkway.)At the light, turn left. Go straight across Route 454 (Veterans Highway.) The Wyndham Wind Watch Hotel is on the left.

Please vote your shares in person at the 2001 Annual Meeting, or sign, date, and return the proxy card promptly using the enclosed envelope.